Filed pursuant to Rule 424(b)(5)
Registration No. 333-217995

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 8, 2017)

7,475,410 Shares

Common Shares

$3.05 Per Share

We are offering 7,475,410 common shares in this offering at the offering price of $3.05 per share. Our common shares are listed for trading on the NASDAQ Capital Market under the symbol “VBIV” and on the Toronto Stock Exchange under the symbol “VBV.” On October 25, 2017, the last completed trading day prior to the date of this prospectus supplement, the last reported sale price of our common shares on the NASDAQ Capital Market was $3.34 per share and on the Toronto Stock Exchange was C$4.25 per share.

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 10 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission.

This offering is being made without an underwriter or a placement agent and we will not be paying any underwriting discounts or commissions in connection with this offering. We will receive all of the proceeds from the common shares sold in this offering. We will receive net proceeds from the sale of these shares of approximately $22.7 million after deducting estimated offering expenses of approximately $100,000.

Concurrently with this offering of common shares and pursuant to a separate prospectus supplement, we agreed to sell 14,000,000 common shares in an underwritten public offering at the same price per share as the offering price in this offering, for aggregate gross proceeds of $42.7 million, which we refer to herein as our concurrent underwritten public offering. In addition, we have granted the underwriters in the concurrent public offering a 30-day option to purchase up to an additional 2,100,000 common shares at the public offering price, less underwriting discounts and commissions. Closing of the offering of our common shares pursuant to this prospectus is contingent upon us completing, inclusive of the proceeds from the sale of the common shares offered pursuant to this prospectus, financings for an aggregate amount of at least $55 million. Therefore, closing of the offering of common shares hereunder is contingent upon the closing of the concurrent underwritten public offering for aggregate gross proceeds of at least $32.2 million. In the event we do not sell at least 10,557,378 common shares and raise aggregate gross proceeds of at least $32.2 million in the concurrent underwritten offering, we cannot close this offering.

As a finder’s fee in connection with this offering, we are offering hereunder to Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership four-year warrants to purchase 550,000 common shares at an exercise price of $3.34 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the common shares issued at the closing of this offering is expected to be made on or about October 30, 2017.

The date of this prospectus supplement is October 26, 2017.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or document incorporated by reference herein. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or document incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

All references in this prospectus supplement and the accompanying prospectus to “VBI,” the “Company,” “we,” “us,” “our,” or similar references refer to VBI Vaccines Inc., a company incorporated under the laws of British Columbia, Canada, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated. References in this prospectus to “$” are to United States dollars, and Canadian dollars are indicated by the symbol “C$”.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to numerous factors, risks and uncertainties that could cause actual performance, the outcome of events, timing or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing of, and our ability to, obtain and maintain regulatory approvals for our clinical trials, products and product candidates;

●	the timing and results of our ongoing and planned clinical trials for products and product candidates;

●	the amount of funds we require for our immuno-oncology and infectious disease vaccine candidate pipeline;

●	the potential benefits of strategic partnership agreements and our ability to enter into strategic partnership arrangements;

●	our ability to effectively execute and deliver our plans related to commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to license our intellectual property;

●	our ability to maintain a good relationship with our employees;

●	the suitability and adequacy of our office, manufacturing and research facilities and our ability to secure term extensions or expansions of leased space;

●	our ability to manufacture, or to have manufactured, any products we develop to the standards and requirements of regulatory agencies;

●	the ability of our vendors to manufacture and deliver materials that meet regulatory agency and our standards and requirements in order to meet planned timelines and milestones;

●	any disruption in the operations of our manufacturing facility where we manufacture all of our clinical and commercial supplies of Sci-B-Vac®;

●	our compliance with all laws, rules and regulations applicable to our business and products;

●	our ability to continue as a going concern;

●	our history of losses;

●	our ability to generate revenues and achieve profitability;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

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●	customer demand for our products and product candidates;

●	the impact of competitive or alternative products, technologies and pricing;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;

●	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses and ransomware threats;

●	our ability to secure and maintain protection over our intellectual property;

●	our ability to maintain our existing licenses for intellectual property;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement.

You should review carefully the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 10 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our common shares pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Company Overview

We are a commercial stage biopharmaceutical company developing next generation vaccines to address unmet needs in infectious disease and immuno-oncology. Our first marketed product is Sci-B-Vac®, a hepatitis B virus (“HBV”) vaccine that mimics all three viral surface antigens of the HBV. Sci-B-Vac is approved for use in Israel and 14 other countries. Our wholly-owned subsidiary, SciVac Ltd., manufactures Sci-B-Vac in Rehovot, Israel.

We are also advancing our two platform technologies, our “enveloped” virus-like particle (“eVLP”) platform technology and our thermostable lipid particle vaccine (“LPV”) technology. Our eVLP platform technology enables the development of enveloped virus-like particle vaccines that closely mimic the target virus to elicit a potent immune response. We are advancing a pipeline of eVLP vaccines, with lead programs in both infectious disease, with our congenital cytomegalovirus (“CMV”) vaccine, and in immuno-oncology, with our therapeutic glioblastoma multiforme (“GBM”) vaccine candidate. Our LPV thermostability technology is a proprietary formulation of lipids and process that allows vaccines and biologics to preserve stability, potency, and safety at temperatures outside of the most common cold chain storage requirements of 2oC to 8oC.

Recent Developments

Sci-B-Vac

On November 14, 2016, we announced results from an interim analysis of a post-marketing Phase IV clinical study in Israel for Sci-B-Vac to confirm a new in-house reference standard for regulatory and quality control purposes. Sci-B-Vac has not yet been approved by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or Health Canada (“HC”). The post-marketing Phase IV clinical study was completed in June 2017. On July 11, 2017, we announced plans for a global Phase III clinical program for Sci-B-Vac following discussions with the FDA, the EMA, and HC. The Phase III program is expected to be a global 15-month program, consisting of two concurrent Phase III studies – a safety and immunogenicity study (“PROTECT”) and a lot-to-lot consistency study (“CONSTANT”), enrolling approximately 4,800 subjects. The Phase III program is expected to be conducted at approximately 40 sites across the U.S., Europe, and Canada.

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PROTECT – Safety and Immunogenicity Study. PROTECT will be a double-blind, two-arm, randomized, controlled study. Approximately 1,600 adult subjects, age 18 years and older, are expected to be randomized in a 1:1 ratio to receive either a three-dose course of Sci-B-Vac 10μg or a three-dose course of the control vaccine, Engerix-B® 20μg. Enrollment will be stratified by age group.

The co-primary objectives of the study will be:

o	to demonstrate non-inferiority of the seroprotection rate induced by Sci-B-Vac as compared to Engerix-B four weeks after the third vaccination in adults age 18 and older; and

o	to demonstrate superiority of the seroprotection rate induced by Sci-B-Vac as compared to Engerix-B four weeks after the third vaccination in adults older than 45 years of age.

The study will also include multiple secondary objectives to evaluate the speed to seroprotection and the overall safety and tolerability of Sci-B-Vac as compared to Engerix-B.

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●	CONSTANT – Lot-to-Lot Consistency Study. CONSTANT will be a double-blind, four-arm, randomized, controlled study. Approximately 3,200 adult subjects, age 18-45 years, are expected to be randomized in a 1:1:1:1 ratio to receive one of four three-dose courses: Lot A of Sci-B-Vac 10μg, Lot B of Sci-B-Vac 10μg, Lot C of Sci-B-Vac 10μg, or the control vaccine Engerix-B 20μg.

The primary objective of this study will be to demonstrate lot-to-lot consistency for immune response as measured by geometric mean concentration of antibodies across three independent, consecutive lots of Sci-B-Vac four weeks after the third vaccination.

The secondary objective will be to evaluate safety and efficacy of Sci-B-Vac as compared to Engerix-B.

On August 25, 2017, the FDA accepted our investigational new drug application (“IND”) for the Sci-B-Vac Phase III clinical program. Previously, on June 14, 2017, HC provided us with a No Objection Letter for both Sci-B-Vac Phase III clinical studies, which authorized us to proceed with the Sci-B-Vac Phase III clinical studies as described in our clinical trial application. Acceptance of the IND and the receipt of the No Objection Letter enable us to initiate the the Sci-B-Vac Phase III clinical program in both the United States and Canada.

Congenital CMV Vaccine Candidate (eVLP)

Our second lead program is a vaccine for congenital CMV, a leading cause of birth defects, that is in Phase I development. Our congenital CMV vaccine candidate uses our eVLP platform and is adjuvanted with alum, an adjuvant used in FDA-approved products.

In July 2017, we announced interim data read-out of safety data through day 84 of the study and initial immunogenicity signals in participant samples collected one month after the second of three planned vaccine doses as follows:

●	Safety: The vaccine was well tolerated at all doses, with no safety signals.
●	Immunogenicity:

o	The vaccine induced antibody responses against the CMV glycoprotein B (gB) antigen with clear evidence of dose-dependent boosting after the second vaccination.
o	Immunization with the highest dose of the vaccine induced seroconversion in 100% of subjects after just two vaccinations.
o	After two of the three planned vaccinations, neutralizing antibodies against epithelial cell infection were demonstrated in 17% of subjects who received the highest dose of VBI-1501A.
o	The highest dose of VBI-1501A (2.0μg of gB-G content with alum) has approximately 10-fold less antigen content than that used in several other VLP-based vaccines or in past CMV vaccine candidates.
o	Formulation of the vaccine with alum enhanced antibody titers.

The final data read-out of safety and immunogenicity, following a third vaccination is expected in the first half of 2018.

Therapeutic GBM Vaccines (eVLP)

We also have a therapeutic GBM brain cancer vaccine program, VBI-1901, with respect to which an IND was accepted by the FDA on August 11, 2017. We expect to initiate enrollment in a multi-center Phase I/IIA clinical study evaluating VBI-1901 in patients with recurrent GBM in the fourth quarter of 2017. We expect results from an ongoing biomarker analysis in the first half of 2018, and initial efficacy indications in the second half of 2018. On October 3, 2017, the U.S. Patent and Trademark Office granted a patent on VBI-1901.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

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●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” before the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Company Information

Our principal office is located at 222 Third Street, Suite 2241, Cambridge, Massachusetts 02142. In addition, we have manufacturing facilities located in Rehovot, Israel, and research facilities located in Ottawa, Ontario, Canada. Our telephone number at our headquarters is (617) 830-3031.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement. Our common shares, no par value, are currently traded on the NASDAQ Capital Market and the Toronto Stock Exchange under the ticker symbol “VBIV” and “VBV,” respectively.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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THE OFFERING

Issuer	VBI Vaccines Inc.

Common shares offered by us	7,475,410 shares

Common shares outstanding immediately after this offering and the concurrent underwritten offering	61,704,781 shares. If the underwriters for the concurrent underwritten public offering exercise their option to purchase 2,100,000 additional common shares in full, the total common shares outstanding immediately after this offering and the concurrent underwritten public offering will be 63,804,781 common shares.

Board Representation

Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership have agreed to collectively purchase $7.0 million of our common shares in this offering, and we have agreed to increase the current size of the board of directors by one member and elect to such newly created vacancy Ran Nussbaum to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with our articles, immediately upon the closing of this offering.

Pontifax Warrants	As a finder’s fee in connection with this offering, we agreed to issue to Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership four-year warrants to purchase 550,000 common shares at an exercise price of $3.34 per share.

Concurrent underwritten public offering	Concurrently with this offering, we are offering 14,000,000 common shares in a concurrent underwritten public offering, at the same price per share as the offering price in this offering, for aggregate gross proceeds of $42.7 million. In addition, we have granted the underwriters in the concurrent public offering a 30-day option to purchase up to an additional 2,100,000 common shares at the public offering price, less underwriting discounts and commissions. The concurrent underwritten public offering is being conducted as a separate offering by means of a separate prospectus supplement. Closing of the offering of our common shares pursuant to this prospectus is contingent upon us completing, inclusive of the proceeds from the sale of the common shares offered pursuant to this prospectus, financings for an aggregate amount of at least $55,000,000. Therefore, closing of the offering of common shares hereunder is contingent upon the closing of the concurrent underwritten public offering for aggregate gross proceeds of at least $32.2 million. In the event we do not sell at least 10,557,378 common shares and raise aggregate gross proceeds of at least $32.2 million in the concurrent underwritten offering, we cannot close this offering. The concurrent underwritten public offering is not contingent upon the completion of this offering.

Use of proceeds	We intend to use the net proceeds from this offering and the concurrent underwritten public offering to progress our research and development programs, which include, among other things, funding the continued clinical development of Sci-B-Vac, including the proposed Phase III clinical program in the United States, Europe and Canada, Phase I/IIa clinical study of VBI-1901 for GBM, CMV clinical candidate development and for general corporate purposes, including working capital and capital expenditures. See “Use of Proceeds” on page S-33.

Dividend Policy	We have not declared or paid any cash or other dividends on our capital stock since January 1, 2015, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. In addition, our Amended and Restated Credit Agreement and Guaranty, dated December 6, 2016 (the “Amended Credit Agreement”), with Perceptive Credit Holdings, LP (“Perceptive Credit”), prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock. See “Dividend Policy” on page S-35.

Risk factors	Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 10 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement before deciding to invest in our common shares.

NASDAQ Capital Market symbol	“VBIV”

Toronto Stock Exchange symbol	“VBV”

The number of shares to be outstanding after this offering and the concurrent underwritten public offering is based on 40,229,371 common shares outstanding as of September 30, 2017, and excludes as of that date:

●	2,870,982 outstanding equity grants and awards which include:

o	2,420,732 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $4.43 per share; and
o	450,250 common shares issuable upon the vesting of awards having a weighted average fair value at grant date of $3.96 per share;

●	648,702 common shares reserved for issuance under our equity incentive plans; and

●	2,068,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.63 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the warrants to purchase 550,000 common shares to be issued to Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership as a finder’s fee in connection with this offering and no exercise of the underwriters’ option to purchase 2,100,000 additional common shares granted in connection with the concurrent underwritten public offering.

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RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding whether to invest in our common shares, you should consider carefully the risks described below, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Product Development Risks

Because our vaccine product development efforts depend on new and rapidly evolving technologies, we cannot be certain that our efforts will be successful.

Our vaccine development efforts depend on new, rapidly evolving technologies and on the marketability and profitability of our products. Commercialization of our vaccines could fail for a variety of reasons, and include the possibility that:

●	Sci-B-Vac may not be approved for sale in the United States, Europe or Canada;
●	our eVLP vaccine technologies, any or all of the products based on such technologies or our manufacturing process will be ineffective or unsafe, or otherwise fail to receive necessary regulatory clearances or achieve commercial viability;

●	our LPV vaccine technologies, any or all of the products produced using such technologies will be ineffective or unsafe, or otherwise fail to receive necessary regulatory clearances or achieve commercial viability;

●	we may be unable to develop a scale-up method for our manufacturing protocols in a cost-effective manner;

●	the products, if safe and effective, will be difficult to manufacture on a large-scale or may be uneconomical to market;

●	our subcontracted third party manufacturing facility may fail to continue to pass regulatory inspections;

●	proprietary rights of third parties will prevent us or our collaborators from exploiting technologies, and manufacturing or marketing products; and

●	third-party competitors will gain greater market share due to superior products or marketing capabilities.

The FDA and corresponding foreign regulatory agencies may require more clinical trials for our Sci-B-Vac than we currently expect or are conducting before granting regulatory approval, if regulatory approval is granted at all.

Our registration and commercial timelines for Sci-B-Vac depend on further discussions with the FDA and corresponding foreign regulatory agencies and requirements and requests they may make for additional data or completion of additional clinical trials. Any such requirements or requests could:

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o	adversely affect our ability to timely and successfully commercialize or market Sci-B-Vac in the United States and other jurisdictions where Sci-B-Vac is not currently approved;

o	result in significant additional costs;

o	potentially diminish any competitive advantages for Sci-B-Vac;

o	potentially limit the markets for Sci-B-Vac;

o	adversely affect our ability to enter into collaborations or receive milestone payments or royalties from potential collaborators;

o	cause us to abandon the further development of the affected product candidate to comply with requests by the FDA or other jurisdictions where it is not currently approved; or

o	limit our ability to obtain additional financing on acceptable terms, if at all.

Pre-clinical and clinical trials will be lengthy and expensive. Delays in clinical trials are common for many reasons and any such delays could result in increased costs to us and jeopardize or delay our ability to obtain regulatory approval and commence product sales as currently contemplated.

As part of the regulatory process, we must conduct clinical trials for each vaccine candidate to demonstrate safety and efficacy to the satisfaction of the regulatory authorities, including the FDA for the United States, the EMA for the European Union and HC for Canada. Clinical trials are subject to rigorous regulatory requirements and are expensive and time-consuming to design and implement. We may experience delays in clinical trials for any of our vaccine candidates, and the projected timelines for continued development of the technologies and related vaccine candidates by us may otherwise be subject to delay or suspension. Our planned clinical trials might not begin on time; may be interrupted, delayed, suspended, or terminated once commenced; might need to be redesigned; might not enroll a sufficient number of patients; or might not be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including the following:

●	delays in obtaining regulatory approval to commence a trial;

●	imposition of a clinical hold following an inspection of our clinical trial operations or trial sites by the FDA or other regulatory authorities;

●	imposition of a clinical hold because of safety or efficacy concerns by the FDA, a data safety monitoring board or committee, a clinical trial site’s Institutional Review Board (“IRB”), or us;

●	delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites;

●	delays in obtaining required IRB approval at each site for clinical trial protocols;

●	delays in identifying, recruiting and training suitable clinical investigators;

●	delays in recruiting suitable patients to participate in a trial;

●	delays in having patients complete participation in a trial or return for post-treatment follow-up;

●	clinical sites dropping out of a trial to the detriment of enrollment;

●	time required to add new sites;

●	delays in obtaining sufficient supplies of clinical trial materials, including comparator drugs;

●	delays resulting from negative or equivocal findings of a data safety monitoring board for a trial; or

●	adverse or inconclusive results from pre-clinical testing or clinical trials.

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Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials, and clinicians’ and patients’ perceptions as to the potential advantages of the biologic being studied in relation to other available therapies, including any new biologics that may be approved for the indications we are investigating. Any of these delays in completing our clinical trials could increase costs, slow down the product development and approval process, and jeopardize our ability to commence product sales and generate revenue.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy are required, and we may not adequately develop such protocols to support approval.

In addition to FDA requirements and those of other regulatory authorities, an independent IRB or an independent ethics committee at each medical institution proposing to participate in the conduct of the clinical trial generally must review and approve the clinical trial design and patient informed consent form before commencement of the study at the respective medical institution. The IRBs approve the clinical trial protocols, which describe the type of people who may participate in the clinical trial, the schedule of tests and procedures, the medications and dosages to be studied, the length of the study, the study’s objectives, and other details. In general, the IRB will consider, among other matters, ethical factors, the safety of human subjects and the possibility of liability of the institution conducting the trial. Our preclinical studies may not be adequate proof of safety and efficacy, and as a result, we may not be successful in developing clinical trial protocols necessary to support IRB approval. Any delay or failure to obtain IRB approval to conduct a clinical trial at a prospective site could materially impact the costs, timing or successful completion of a clinical trial.

We rely on CROs, third party investigators, and independent sites to conduct our clinical trials. If these third parties do not fulfill their contractual obligations or meet expected deadlines, our planned clinical trials may be extended, delayed, modified, or terminated and we may fail to obtain the regulatory approvals necessary to commercialize our product candidates.

We rely on third party CROs to conduct our clinical trials, including the Sci-B-Vac Phase III clinical studies. If these CROs do not perform their obligations or meet expected deadlines, our planned clinical trials may be extended, delayed, modified or terminated. We rely on the processes of our CROs to ensure that accurate records are maintained to support the results of the clinical trials. While we or our CROs conduct regular monitoring of clinical sites, we are dependent on the processes and quality control efforts of our third party contractors to ensure that detailed, quality records are maintained to support the results of the clinical trials that they are conducting on our behalf. Any extension, delay, modification or termination of our clinical trials or failure to ensure adequate documentation and the quality of the results in the clinical trials could delay or otherwise adversely affect our ability to commercialize our products and product candidates and could have a material adverse effect on our business and operations.

We may rely upon independent sites and investigators, such as universities and medical institutions and their faculty or staff, to conduct our clinical trials. These sites and investigators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. If these investigators or collaborators fail to devote sufficient time and resources to our product development programs, or if their performance is substandard, the approval of our regulatory submissions and our introductions of new products will be delayed or prevented.

Our potential collaborators may also have relationships with other commercial entities, some of which may compete with us. If outside collaborators assist our competitors to our detriment, the approval of our regulatory submissions will be delayed and the sales from our products, if and when commercialized, will be less than expected. Even if clinical trials are completed as planned, their results may not support expectations or intended marketing claims. The clinical trials process may fail to demonstrate that our product candidates are safe and effective for indicated uses. Such failure could cause us to abandon a product candidate and could delay development of other product candidates.

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Additional delays to the completion of clinical studies may result from modifications being made to the protocol during the clinical trial, if such modifications are warranted and/or required by the occurrences in the given trial.

Each modification to a protocol for a clinical trial must be submitted to the FDA or foreign regulatory authorities and the IRBs. This submission could result in the delay or suspension of a clinical trial while the modification is evaluated. In addition, depending on the magnitude and nature of the changes made, the FDA and other regulatory authorities could take the position that the data generated by the clinical trial prior to the protocol modification cannot be pooled with the data collected after the modification because the same protocol was not used throughout the trial. This prohibition might require the enrollment of additional subjects, which could result in the extension of the clinical trial and the FDA and other regulatory authorities delaying approval of a product candidate.

We may be required to suspend or discontinue clinical trials because of adverse side effects or other safety risks that could preclude approval of our biologic candidates.

Our clinical trials may be suspended or terminated at any time for a number of reasons. A clinical trial may be suspended or terminated by us, our collaborators, the FDA, or other regulatory authorities because of a failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, presentation of unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using the investigational biologic, changes in governmental regulations or administrative actions, lack of adequate funding to continue the clinical trial, or negative or equivocal findings of the data safety monitoring board or the IRB for a clinical trial. An IRB may also suspend or terminate our clinical trials for failure to protect patient safety or patient rights. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants. If we elect or are forced to suspend or terminate any clinical trial of any proposed product that we develop, the commercial prospects of such proposed product will be harmed and our ability to generate product revenue from such proposed product will be delayed or eliminated. Any of these occurrences may harm our business, financial condition, results of operations and prospects significantly.

The future results of our current or future clinical trials may not support our product candidate claims or may result in the discovery of unexpected adverse side effects.

Even if our clinical trials are completed as planned, we cannot be certain that the results will support our product candidate claims or that the FDA or foreign regulatory authorities will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses. If the FDA or foreign regulatory authorities conclude that the clinical trials for any of our product candidates for which we might seek approval have failed to demonstrate safety and effectiveness, we would not receive regulatory approval to market that product in the United States or in other jurisdictions for the indications sought. In addition, such an outcome could cause us to abandon the product candidate and might delay development of others. Any delay or termination of our clinical trials will delay the filing of any product submissions with the FDA or foreign regulatory authorities and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile. Adverse clinical trial results, such as death or injury due to side effects, could jeopardize regulatory approval, and if approval is granted, such results may also lead to marketing restrictions or prohibitions. In addition, the clinical trials performed until now involve a relatively small patient population. Because of the small sample size, their results may not be indicative of future results.

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International commercialization of Sci-B-Vac and our vaccine candidates faces significant obstacles, including obtaining regulatory approvals. Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing or selling our products in such jurisdictions.

Sci-B-Vac is approved for sale in Israel and 14 other countries. In countries where we do not currently have the required approvals (including the United States, the European Union and Canada), we will need to obtain separate approvals from the relevant regulatory, pricing and reimbursement authorities to market or sell Sci-B-Vac or any of our vaccine candidates. Pursuing regulatory approvals will be time-consuming and expensive, and we may not obtain foreign regulatory approvals on a timely basis, if at all. The regulations vary among countries, and regulatory authorities in one market may require different or additional clinical trials than those required to obtain approval for our vaccine candidates in another market, and the time required to obtain approval may differ in one market from that required to obtain approval for our vaccine candidates in another market. Obtaining approval in one country does not ensure approval by regulatory authorities in other countries.

In addition, we have limited foreign regulatory, clinical and commercial resources. We currently market or sell Sci-B-Vac through collaborative relationships with foreign partners and may plan to do so with other vaccine candidates in the future, and, as such, current and future partners are critical to our international success. We may not be able to maintain current, or enter into future, collaboration agreements with appropriate partners for important foreign markets on acceptable terms, if at all. Current and future collaborations with foreign partners may not be effective or profitable.

Future legislation, regulations and policies adopted by the FDA or other regulatory authorities may increase the time and costs required for us to conduct and complete clinical trials for our vaccine candidates.

The FDA has established regulations, guidelines and policies to govern the pharmaceutical development and approval process, as have foreign regulatory authorities. We expect there will continue to be federal and state laws and/or regulations, proposed and implemented, that could impact our operations and business. Any change in regulatory requirements resulting from the adoption of new legislation, regulations or policies may require us to amend existing clinical trial protocols or add new clinical trials to comply with these changes. Such amendments to existing protocols or clinical trial applications or the need for new ones, may significantly and adversely affect the cost, timing and completion of the clinical trials for our candidates.

In addition, the FDA’s policies and those of other regulatory authorities may change and additional government regulations may be issued that could prevent, limit or delay regulatory approval of our product candidates, or impose more stringent product labeling and post-marketing testing and other requirements.

Developments by competitors may establish standards of care that affect our ability to conduct our clinical trials as planned.

Changes in standards related to clinical trial design could affect our ability to design and conduct clinical trials as planned. For example, regulatory authorities may not allow us to compare one or more of our product candidates to a placebo in a particular clinical indication where approved products are available. In that case, both the cost and the amount of time required to conduct a clinical trial could increase.

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We face product liability exposure, which, if not covered by insurance, could result in significant financial liability.

The risk of product liability is inherent in the research, development, manufacturing, marketing and use of pharmaceutical products. Sci-B-Vac, our product candidates and products that we may commercially market in the future may cause, or may appear to have caused, injury or dangerous drug reactions, and expose us to product liability claims. These claims might be made by patients who use the product, healthcare providers, pharmaceutical companies, our corporate collaborators or others selling such products. If our current products or any of our product candidates during clinical trials were to cause adverse side effects, we may be exposed to substantial liabilities. Regardless of the merits or eventual outcome, product liability claims or other claims related to our products or product candidates may result in:

●	decreased demand for our products due to negative public perception;

●	injury to our reputation;

●	withdrawal of clinical trial participants or difficulties in recruiting new trial participants;

●	initiation of investigations by regulators;

●	costs to defend or settle the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenues from product sales; and

●	the inability to commercialize any of our product candidates, if approved.

We currently maintain product liability insurance, and we generally obtain clinical trial insurance once a clinical trial is initiated. However, the insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer. Insurance coverage is becoming increasingly expensive, and, in the future, we, or any of our collaborators, may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts or at all to protect us against losses due to liability. Even if our agreements with any current or future collaborators entitle us to indemnification against product liability losses, such indemnification may not be available or adequate should any claim arise. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against product liability claims could prevent or inhibit the commercialization of our product candidates. If a successful product liability claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, our assets may not be sufficient to cover such claims and our business operations could be impaired.

Should any of the events described above occur, this could have a material adverse effect on our business, financial condition and results of operations.

Even if we obtain regulatory approval for one or more of our product candidates, we will still face extensive, ongoing regulatory requirements and review and our products may face future development and regulatory difficulties.

Even if we obtain regulatory approval for one or more of our product candidates in the United States, which we cannot guarantee, the FDA may still impose significant restrictions on a product’s indicated uses or marketing or impose conditions for approval, or impose ongoing requirements for potentially costly post-approval studies, including Phase IV clinical trials or post-market surveillance. As a condition to granting marketing approval of a product, the FDA may require us to conduct additional clinical trials. The results generated in these post-approval clinical trials could result in loss of marketing approval, changes in product labeling, or new or increased concerns about side effects or efficacy of a product. For example, the labeling for our product candidates, if approved, may include restrictions on use or warnings. The Food and Drug Administration Amendments Act of 2007 gives the FDA enhanced post-market authority, including the explicit authority to require post-market studies and clinical trials, labeling changes based on new safety information and compliance with FDA-approved Risk Evaluation and Mitigation Strategies (“REMS programs”). If approved, our vaccine candidates will also be subject to ongoing FDA requirements governing the manufacturing, labeling, packaging, storage, distribution, safety surveillance, advertising, promotion, record keeping and reporting of safety and other post-market information. The FDA’s exercise of its authority could result in delays or increased costs during product development, clinical trials and regulatory review, increased costs to comply with additional post-approval regulatory requirements and potential restrictions on sales of approved products. Foreign regulatory agencies often have similar authority and may impose comparable costs. Post-marketing studies, whether conducted by us or by others and whether mandated by regulatory agencies or voluntary, and other emerging data about marketed products, such as adverse event reports, may also adversely affect sales of our product candidates once approved, and potentially our other marketed products. Further, the discovery of significant problems with a product similar to one of our products that implicate (or are perceived to implicate) an entire class of products could have an adverse effect on sales of our approved products. Accordingly, new data about our products could negatively affect demand because of real or perceived side effects or uncertainty regarding efficacy and, in some cases, could result in product withdrawal or recall. Furthermore, new data and information, including information about product misuse, may lead government agencies, professional societies and practice management groups or organizations involved with various diseases to publish guidelines or recommendations related to the use of our products or the use of related therapies or place restrictions on sales. Such guidelines or recommendations may lead to lower sales of our products.

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The holder of an approved biologics license application (“BLA”) also is subject to obligations to monitor and report adverse events and instances of the failure of a product to meet the specifications in the BLA. Application holders must submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling, or manufacturing process. Application holders must also submit advertising and other promotional material to the FDA. Advertising and promotional materials must comply with FDA rules in addition to other potentially applicable federal and state laws, including, by way of example, the Federal Trade Commission Act. Any sales and promotional activities are also potentially subject to federal and state consumer protection and unfair competition laws. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products. In particular, a product may not be promoted for uses that are not approved by the FDA, or such other regulatory agencies as reflected in the product’s approved labeling. In particular, any labeling approved by such regulatory agencies for our product candidates may also include restrictions on use. Such regulatory agencies may impose further requirements or restrictions on the distribution or use of our product candidates as part of a mandatory plan, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. If we receive marketing approval for one or more of our product candidates, physicians may nevertheless prescribe such products to their patients in a manner that is inconsistent with the approved label. If we are found to have promoted such off-label uses, we may become subject to significant liability. In particular, the U.S. federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

Depending on the circumstances, failure to meet post-approval requirements by us or our third-party collaborators can result in criminal prosecution, fines or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product approvals, FDA issuance of Form 483, untitled letters, and/or warning letters, suspension or termination of any ongoing clinical trials, or refusal to allow us to enter into supply contracts, including government contracts. Any government investigation of alleged violations of law could require us to expend significant amounts of time and resources in response, and could generate negative publicity and significantly inhibit our ability to bring to market or continue to market our products and generate revenue.

We may not succeed at in-licensing product candidates or technologies to expand our product pipeline.

We may not successfully in-license product candidates or technologies to expand our product pipeline. The number of such candidates and technologies is limited. Competition among large pharmaceutical companies and biopharmaceutical companies for promising product candidates and technologies is intense because such companies generally desire to expand their product pipelines through in-licensing. If we fail to carry out such in-licensing and expand our product pipeline, our potential future revenues may suffer especially if our current products or product candidates fail to generate material revenue.

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The failure by us or our current or future manufacturers to obtain FDA or other regulatory agencies’ approval for their manufacturing facilities could have a material adverse impact on our business, results of operations, financial condition and prospects.

The facilities of any of our current and future manufacturers, whether the facilities are ours or third-party manufacturer facilities, must be approved by the FDA after we submit our BLA and before approval or by the regulators in other jurisdictions for our product candidate to be manufactured for commercial production. In the event that we are approved to market a drug product in the United States, we or our third-party manufacturers must register the manufacturing facilities with the FDA and are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with the FDA’s current Good Manufacturing Practices (“cGMP”) regulations. Similar rules apply in the event we are approved to market a medicinal product in the European Union. Other than Sci-B-Vac, which is currently manufactured by us, we are completely dependent on these third-party manufacturers for compliance with the requirements of U.S. and non-U.S. regulators for the manufacture of our finished products. If we or our third-party manufacturers cannot successfully produce material that conforms to our specifications and current good manufacturing practice requirements of any regulatory agency, we will not be able to secure approval for our manufacturing facilities. If the FDA or another regulatory agency does not approve these facilities for commercial production, we will need to find alternative suppliers, which would result in significant delays in obtaining required regulatory approvals. In addition, if we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility, or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing, requiring new warnings or other labeling changes to limit use of the drug, requiring that we conduct additional clinical trials, imposing new monitoring requirements or requiring that we establish a REMS program. These challenges may have a material adverse impact on our business, results of operations, financial condition and prospects.

We manufacture clinical and commercial supplies of Sci-B-Vac at a single location. Any disruption in the operations of our manufacturing facility could adversely affect our business and results of operations.

We rely on our manufacturing facility in Rehovot, Israel, for the manufacture of all clinical and commercial supplies of Sci-B-Vac. Our current manufacturing facility contains highly specialized equipment and utilizes complicated production processes developed over a number of years, which would be difficult, time-consuming and costly to duplicate or, though a remote risk, may be impossible to duplicate. If our facility were damaged or destroyed, or otherwise subject to disruption, including contamination, it would require substantial lead-time to replace our manufacturing capabilities and could cause costly delays. In such event, we would be forced to identify and rely entirely on third-party contract manufacturers for an indefinite period of time, which we may not be able to do in a timely manner and would further increase our production costs. Any disruptions or delays at our facility or its failure to meet regulatory compliance would significantly impair our ability to manufacture Sci-B-Vac for sale in the jurisdictions where it is approved for sale and for our proposed clinical studies in jurisdictions where we are seeking regulatory approval, which would result in increased costs and losses and adversely affect our business and results of operations.

If the supplier of our raw materials and certain reagents, fails to provide sufficient quantities to us, we may not be able to obtain an alternative supply on a timely or acceptable basis.

We rely on a single source for our supply of raw materials and certain reagents required for the manufacture of Sci-B-Vac. We do not have a written or oral agreement with this source of supply, as all orders are handled through individual purchase orders or an order-by-order basis. Alternative sources from which we can obtain our supply of most of these materials exist. However, we may not be able to find alternative suppliers in a timely manner that would provide supplies of these raw materials or reagents at acceptable quantities and prices, if at all. Any interruption in the supply of these materials would disrupt our ability to manufacture Sci-B-Vac for further development, current and future clinical trials, and commercial manufacturing, and could have a material adverse effect on our business, commercialization of Sci-B-Vac and future profit margins, if any.

We do not manufacture any of our raw materials nor do we plan to develop any capacity to do so. Instead, we rely on multiple sources to supply our raw materials so that we can manufacture sufficient quantities of Sci-B-Vac at our manufacturing facility. Some of the countries for our raw materials are not the same as our drug manufacturing location. Any disruption in supply of raw materials from a qualified supplier could result in significant delays with our manufacturing, clinical trials, BLA filing, BLA approval or commercial sale of the finished product due to contract delays, the need to manufacture new raw materials, out of specification raw materials, the need for import and export permits, and the failure of the newly sourced raw materials to perform to the standards of the previously sourced raw materials. These delays could have a material adverse effect on our business and future profit margins, if any.

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We expect the healthcare industry to face increased limitations on reimbursement, rebates and other payments as a result of continued healthcare reform changes, which could adversely affect third-party coverage of our products and how much or under what circumstances healthcare providers will prescribe or administer our products.

In both the United States and other countries, sales of our products will depend in part upon the availability of reimbursement from third-party payers, which include governmental authorities, managed care organizations and other private health insurers. Third-party payers are increasingly challenging the price and examining the cost effectiveness of medical products and services.

Increasing expenditures for healthcare have been the subject of considerable public attention in the United States. Both private and government entities are seeking ways to reduce or contain healthcare costs. Numerous proposals that would effect changes in the U.S. healthcare system have been introduced or proposed in Congress and in some state legislatures, including reducing reimbursement for prescription products and reducing the levels at which consumers and healthcare providers are reimbursed for purchases of pharmaceutical products.

Although we cannot predict the full effect on our business of the implementation of existing legislation or the enactment of additional legislation pursuant to healthcare and other legislative reform, we believe that legislation or regulations that would reduce reimbursement for, or restrict coverage of, our products could adversely affect how much or under what circumstances healthcare providers will prescribe or administer our products. As such, this legislation or regulations could materially and adversely affect our business by reducing our ability to generate revenue, raise capital, obtain additional collaborators and market our products. In addition, we believe the increasing emphasis on managed care in the United States has and will continue to put pressure on the price and usage of pharmaceutical products, which may adversely impact product sales.

Governments outside the United States tend to impose strict price controls, which may adversely affect our revenues.

In some countries, particularly the countries of the European Union, the pricing and/or reimbursement of prescription pharmaceuticals is subject to governmental control. In Canada, the prices of patented medicines are subject to price controls. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our products to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be harmed, possibly materially.

We face intense competition and rapid technological change, which may make it more difficult to achieve significant market penetration. If we cannot compete successfully for market share against other drug companies, we may not achieve sufficient product revenues and our business will suffer.

The market for our product candidates is characterized by intense competition and rapid technological advances. For example, if it is approved in the future, Sci-B-Vac will compete in the United States with established HBV vaccines marketed by Merck & Co. and GlaxoSmithKline plc and outside the United States with vaccines from those companies and several additional established pharmaceutical companies. If competitors’ existing products or new products are more effective than or considered superior to our current or future products, the commercial opportunity for our products will be reduced or eliminated. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. We face competition from fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of our competitors have products or product candidates already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, are larger than us and have substantially greater financial, technical, research, marketing, sales, distribution and other resources. Existing and potential competitors may develop or market products that are more effective or commercially attractive than any that we are developing or marketing. Competitors may obtain regulatory approvals and introduce and commercialize products before we do. These developments could have a significant negative effect on our financial condition. Even if we are able to compete successfully, we may not be able to do so in a profitable manner.

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We may be exposed to liability claims associated with the use of hazardous materials and chemicals.

Our research and development activities involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for using, storing, handling and disposing of these materials comply with federal, state, provincial and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely affect our business and financial condition.

Our vaccine candidates may never achieve market acceptance, even if we obtain regulatory approvals.

Even if we receive regulatory approvals for the commercial sale of our vaccine candidates, the commercial success of these vaccine candidates will depend on, among other things, their acceptance by physicians, patients, third-party payers such as health insurance companies and other members of the medical community as a vaccine and a cost-effective alternative to competing products. If our vaccine candidates fail to gain market acceptance, we may be unable to earn sufficient revenue to continue our business. Market acceptance of, and demand for, any product that we may develop and commercialize will depend on many factors, including:

●	our ability to provide acceptable evidence of safety and efficacy;

●	the prevalence and severity of adverse side effects;

●	whether our vaccines are differentiated from other vaccines based on immunogenicity;

●	availability, relative cost and relative efficacy of alternative and competing treatments;

●	the effectiveness of our marketing and distribution strategy;

●	publicity concerning our products or competing products and treatments; and

●	our ability to obtain sufficient third-party insurance coverage or reimbursement.

In particular, there are significant challenges to obtaining regulatory approval for CMV vaccines developed for the target market (pre-pregnant women) due to the relatively low tolerance for risk to these populations. The risk-benefit analysis undertaken by the FDA and other regulators in deciding whether or not to approve this product candidate will be high relative to other vaccines and biologic products that target less sensitive populations.

If our vaccine candidates do not become widely accepted by physicians, patients, third-party payers and other members of the medical community, our business, financial condition and results of operations would be materially and adversely affected.

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If we are unable to manufacture our vaccines in sufficient quantities, at sufficient yields or are unable to obtain regulatory approvals for a manufacturing facility for our vaccines, we may experience delays in product development, clinical trials, regulatory approval and commercial distribution.

Completion of our clinical trials and commercialization of our eVLP vaccine candidates require access to, or development of, facilities to manufacture our eVLP vaccine candidates at sufficient yields and at commercial-scale. We have limited experience manufacturing any of our eVLP vaccine candidates in the volumes that will be necessary to support large-scale clinical trials or commercial sales. Efforts to establish these capabilities may not meet initial expectations as to scheduling, scale-up, reproducibility, yield, purity, cost, potency or quality.

If we are unable to manufacture our eVLP vaccine candidates in clinical or commercial quantities, as the case may be, in sufficient yields, with sufficient purity, potency, quality, and identity, then we must find, qualify, and rely on third parties. Any new third-party manufacturers must also receive FDA approval before we may use product manufactured by them as our commercial products and product candidates. Our vaccines may be in competition with other products for access to these facilities and may be subject to delays in manufacture if our third party manufacturers give other products greater priority. Although we regularly evaluate potential manufacturers, we have a third party manufacturing agreement in place with Paragon and have reserved resource capability for the manufacture of our Phase I and Phase I/IIa clinical trial materials. We have conducted technology transfer related to our proprietary product. Despite progress achieved to date, any delays experienced by Paragon, whether directly by Paragon or by its raw material suppliers in relation to our project, may result in delays.

As a result, any delay or interruption could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our Sci-B-Vac vaccine is manufactured in the manufacturing facility of our subsidiary in Rehovot, Israel.

In light of our current resources and limited experience, we may need to establish successful third-party relationships to successfully commercialize our product candidates.

The near and long-term viability of our vaccine candidates may depend, in part, on our ability to successfully establish new strategic collaborations with pharmaceutical and biotechnology companies, non-profit organizations and government agencies. Establishing strategic collaborations and obtaining government funding is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position or based on their internal pipeline; government agencies may reject contract or grant applications based on their assessment of public need, the public interest, the ability of our products to address these areas, or other reasons beyond our expectations or control. If we fail to establish a sufficient number of collaborations or government relationships on acceptable terms, we may not be able to commercialize our vaccine candidates or generate sufficient revenue to fund further research and development efforts.

Even if we establish new collaborations or obtain government funding, these relationships may never result in the successful development or commercialization of any vaccine candidates for several reasons, including the fact that:

●	we may not have the ability to control the activities of our partners and cannot provide assurance that they will fulfill their obligations to us, including with respect to the license, development and commercialization of vaccine candidates, in a timely manner or at all;

●	such partners may not devote sufficient resources to our vaccine candidates or properly maintain or defend our intellectual property rights;

●	relationships with our collaborators could also be subject to certain fraud and abuse laws if not structured properly to comply with such laws;

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●	any failure on the part of our partners to perform or satisfy their obligations to us could lead to delays in the development or commercialization of our vaccine candidates and affect our ability to realize product revenue; and

●	disagreements, including disputes over the ownership of technology developed with such collaborators, could result in litigation, which would be time-consuming and expensive, and may delay or terminate research and development efforts, regulatory approvals and commercialization activities.

If we or our collaborators fail to maintain our existing agreements or in the event we fail to establish agreements as necessary, we could be required to undertake research, development, manufacturing and commercialization activities solely at our own expense. These activities would significantly increase our capital requirements and, given our lack of sales, marketing and distribution capabilities, significantly delay the commercialization of our vaccine candidates.

Risks Related to Our Capital Requirements and Financings

We will need additional financing to continue our operations. If we are unable to obtain additional financing on acceptable terms, we may have to curtail or cease our development plans and operations.

Since inception, we and our subsidiaries collectively have raised approximately $124.7 million in total equity and debt financing to support clinical and research development and general business operations. Our revenue generating activities include product sales and research and development services pursuant to fee for service agreements, research collaboration agreements and certain governmental research and development grants. However, our revenues have not been significant to date. Our long-term success and ability to continue as a going concern is dependent upon obtaining sufficient capital to fund the research and development of our products, to bring about their successful commercial release, if approved, to generate revenue and, ultimately, to attain profitable operations or alternatively advance the products and technology to such a point that an acquirer would find attractive. We face substantial demand on our cash resources to fund operations and our growth plans in the future.

To date, we have been able to obtain financing; however, there is no assurance that financing will be available in the future, or if it is, that it will be available at terms acceptable to us. Additional financings may be effected through debt financing and/or the issuance of equity securities, there being no assurance that any type of financing on terms acceptable to us will be available or otherwise occur. Debt financing must be repaid regardless of whether we generate revenues or cash flows from operations and may be secured by substantially all of our assets. Any equity financing or debt financing that requires the issuance of equity securities or securities convertible into equity securities would cause the percentage ownership of our shareholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences or privileges senior to those of existing shareholders. Furthermore, if we issue additional securities, whether equity or debt, or if investors believe we may issue additional securities, the market price of our common shares could decline. If such financing is not available when required or is not available on acceptable terms, we may be required to reduce or eliminate certain product candidates and development activities, and it may ultimately require us to suspend or cease operations, which could cause investors to lose the entire amount of their investment.

We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future.

We have incurred significant net losses and negative operating cash flows since inception. We incurred net losses of approximately $23.2 million in 2016 and $26.2 million in 2015. We incurred net losses of approximately $17.7 million and $7.5 million during the six months ended June 30, 2017 and 2016, respectively. As of June 30, 2017, we had an accumulated deficit of $122.6 million. Our income generating activities have been from sales of our Sci-B-Vac product in markets that have generated a limited number of sales to-date and fees from research and development services. We expect to incur significant and increasing operating losses for the next several years as we continue to advance Phase III clinical program for Sci-B-Vac and support regulatory submissions, expand our research and development, advance other vaccine candidates into and through clinical development, including CMV and GBM vaccine candidates, complete clinical trials and seek regulatory approval. Because of the numerous risks and uncertainties associated with developing and commercializing pharmaceutical products, as well as those related to our expectations for Sci-B-Vac Phase III clinical program, we are unable to predict the extent of any future losses or guarantee when, or if, our company will become profitable or cash flow positive. If we never achieve profitability or positive cash flows, or achieve either later than we anticipate, you may lose some or all of your investment in us.

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The report of our independent registered public accounting firm for the year ended December 31, 2016, contains an explanatory paragraph as to our ability to continue as a going concern, and our financial statements for the three and six months ended June 30, 2017, state that certain factors raise substantial doubt as to our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

Because we have had recurring losses and negative cash flows from operating activities and have significant future commitments, substantial doubt exists regarding our ability to continue as a going concern. Accordingly, the report of EisnerAmper LLP, our independent registered public accounting firm, with respect to our financial statements for the year ended December 31, 2016, includes an explanatory paragraph as to our potential inability to continue as a going concern, and our financial statements for the three and six months ended June 30, 2017, state that certain factors raise substantial doubt about our ability to continue as a going concern. Such doubts regarding our ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all.

Risks Related to Our Business

Our future results will suffer if we do not effectively manage our expanded operations.

As a result of our acquisition of VBI Vaccines (Delaware) Inc. on May 6, 2016 (the “VBI-SciVac Merger”), we became a larger company than either we or VBI Vaccines (Delaware) Inc. was, on a stand-alone basis, prior to the VBI-SciVac Merger, and our business became more complex. There can be no assurance that we will effectively manage this increased complexity without experiencing operating inefficiencies or control deficiencies. Our failure to successfully manage the increased complexity could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

We have international operations, which subject us to risks inherent with operations outside of the United States.

We have international operations and we may seek to obtain market approvals in foreign markets that we deem to generate significant opportunities. However, even with the cooperation of a commercialization partner, conducting drug development in foreign countries involves inherent risks, including, but not limited to: difficulties in staffing, funding and managing foreign operations; different and unexpected changes in regulatory requirements; export restrictions; tariffs and other trade barriers; different reimbursement systems; economic weaknesses or political instability in particular foreign economies and markets; compliance with tax, employment, immigration and labor laws for employees living or travelling abroad; supply chain and raw materials management; difficulties in protecting, acquiring, enforcing and litigating intellectual property rights; fluctuations in currency exchange rates; and potentially adverse tax consequences.

If we were to experience any of the difficulties listed above, or any other difficulties, our international development activities and our overall financial condition may suffer and cause us to reduce or discontinue our international development and market approval efforts.

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We may not be successful in hiring and retaining key employees, in which case our business may be harmed.

Our business is highly dependent upon the continued services of our senior management and key scientific and technical personnel. As such, our future success depends on our ability to identify, attract, hire or engage, retain and motivate well-qualified managerial, technical, clinical and regulatory personnel. Our operations require qualified personnel with expertise in nonclinical pharmacology and toxicology, pharmaceutical development, clinical research, regulatory affairs, manufacturing, sales and marketing. We must compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and, when the need arises, we may not be able to hire the personnel necessary to support our efforts. There can be no assurance that these professionals will be available in the market, or that we will be able to retain existing professionals or to meet or to continue to meet their compensation requirements. Furthermore, the cost base in relation to such compensation, which may include equity compensation, may increase significantly, which could have a material adverse effect on us. Failure to establish and maintain an effective management team and work force could adversely affect our ability to operate, grow and manage our business.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to:

●	comply with FDA regulations or similar regulations of comparable foreign regulatory authorities;

●	provide accurate information to the FDA or comparable foreign regulatory authorities;

●	comply with manufacturing standards that we have established;

●	comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable foreign regulatory authorities;

●	properly protect patient information which is subject to federal and state privacy and security laws or similar laws in foreign countries;

●	report financial information or data accurately; or

●	disclose unauthorized activities to us.

In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commissions, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions that we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us and we are not successful in defending or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

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We are subject to federal, provincial and state laws and regulations relating to our business and our failure to comply with those laws could have a material adverse effect on our results of operations and financial conditions.

We are subject to healthcare regulation and enforcement by the U.S. federal government and the states and other jurisdictions in which we conduct our business. The laws that may affect our ability to operate include the following:

●	the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under government healthcare programs such as the Medicare and Medicaid programs;

●	the federal Ethics in Patient Referrals Act of 1989, commonly known as the Stark Law, which prohibits a physician from referring a patient for certain items or services covered by Medicare or Medicaid to an entity in which the physician or a family has a financial interest;

●	the federal False Claims Act and related laws that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government healthcare programs that are false or fraudulent;

●	the so-called qui tam provisions of the federal and state false claims acts which permit whistleblowers to sue in the name the federal or state governments’ healthcare providers and others for alleged violations of those laws and which permit whistleblowers to obtain a reward for bringing the case. These qui tam cases have been on the rise in recent years;

●	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payer, including commercial insurers;

●	the Patient Protection and Affordable Care Act (the “Affordable Care Act”) which imposes reporting requirements on device and pharmaceutical manufacturers to make annual public disclosures of payments to healthcare providers and ownership of their stock by healthcare providers. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (or up to an aggregate of $1 million per year for “knowing failures”), for all payments, transfers of value, or ownership or investment interests that are not reported;

●	The Prescription Drug Marketing Act, as amended, which governs the distribution of prescription drug samples to healthcare practitioners;

●	The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; and

●	State law equivalents of HIPAA related to the privacy and security of patient information.

Further, the Affordable Care Act, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity can now be found guilty of fraud or false claims under the Affordable Care Act without actual knowledge of the statute or specific intent to violate it. In addition, the Affordable Care Act provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the false claims statutes. Possible sanctions for violation of these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare, Medicaid and other government programs and forfeiture of amounts collected in violation of such prohibitions. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against such claims, could result in a material adverse effect on our reputation, business, results of operations and financial condition.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians for marketing. Some states, such as California, Massachusetts and Vermont, mandate implementation of corporate compliance programs, along with the tracking and reporting of gifts, compensation and other remuneration to physicians.

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The scope and enforcement of these laws is uncertain and subject to change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. We are not able to predict the impact on our business of any changes in these laws. Federal or state regulatory authorities may challenge our future activities under these laws. Any such challenge could have a material adverse effect on our reputation, business, results of operations and financial condition. Any state or federal regulatory review of the Company, regardless of the outcome, would be costly and time-consuming.

In addition, we expect that the current presidential administration and U.S. Congress will seek to modify, repeal, or otherwise invalidate all, or certain provisions of, the Affordable Care Act. Since taking office, President Trump has continued to support the repeal of all or portions of the Affordable Care Act. In January 2017, the House and Senate passed a budget resolution that authorizes congressional committees to draft legislation to repeal all or portions of the Affordable Care Act and permits such legislation to pass with a majority vote in the Senate. President Trump has also recently issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the Affordable Care Act and directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the provisions of the Affordable Care Act to the maximum extent permitted by law. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold, and could have an impact on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the Affordable Care Act. However, we cannot predict the ultimate content, timing or effect of any healthcare reform legislation or the impact of potential legislation on us.

In the context of securing and protecting any patient information that our clinical sites may obtain which may be subject to HIPAA or state law protections, we intend to include in the written agreements we will enter into with such clinical sites provisions requiring such clinical sites to have appropriate policies, procedures and systems in place to satisfy the privacy and security requirements. Our efforts, however, cannot protect against every potential threat to such patient information. For example, cyber attacks or improper actions of an employee could result in a breach of our systems, resulting in immediate costs to address and correct the breach and notify any impacted parties, as well as potential litigation or governmental proceedings which could result in monetary fines and/or criminal sanctions. A breach of protected information could result in material adverse effects on our reputation, business operations and financial condition.

We may expand our business through the acquisition of rights to new product candidates that could disrupt our business and harm our financial condition.

We may expand our product offerings, and we may seek acquisitions of product candidates or technologies to do so. We may also seek to expand our business through the acquisition of businesses or companies having rights to new product candidates. Acquisitions involve numerous risks, including substantial cash expenditures; potentially dilutive issuances of equity securities; incurrence of debt and contingent liabilities, some of which may be difficult or impossible to identify at the time of the acquisition; difficulties in assimilating the acquired technologies or the operations of the acquired companies; diversion of management’s attention away from other business concerns; risks of entering markets in which we have limited or no direct experience; and the potential loss of key employees or key employees of the acquired companies.

There can be no assurance that any acquisition by us will result in short-term or long-term benefits to us. We may incorrectly judge the value or worth of an acquired product, company or business. In addition, future success of the combined company will depend in part on our ability to manage the rapid growth associated with some of these acquisitions. There can be no assurance that we will be able to make the combination of our business with that of any acquired products, businesses or companies work or be successful. Furthermore, the development or expansion of our business or any acquired products, businesses or companies may require a substantial capital investment by us. We may not have these necessary funds or such funds might not be available on acceptable terms or at all. We may also seek to raise funds by selling capital stock or instruments convertible into or exercisable for capital stock, which could dilute each shareholder’s ownership interest.

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Business interruptions could limit our ability to operate our business.

Our operations, as well as those of any collaborators on which we depend, are vulnerable to damage or interruption from computer viruses, human error, natural disasters, extreme weather, electrical and telecommunication failures, international acts of terror and similar events. Our formal disaster recovery plan and back-up operations and business interruption insurance may not be adequate to compensate us for losses we may suffer. A significant business interruption could result in losses or damages incurred by us and require us to cease or curtail our operations.

Our business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in our cyber-security.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, research data, our proprietary business information and that of our suppliers, technical information about our products, clinical trial plans and employee records. Similarly, our third-party providers possess certain of our sensitive data and confidential information. The secure maintenance of this information is critical to our operations and business strategy. Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely, are vulnerable to damage from computer viruses, malware, ransomware, cyber fraud, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, encrypted, lost or stolen. Any such access, inappropriate disclosure of confidential or proprietary information or other loss of information, including our data being breached at third-party providers, could result in legal claims or proceedings, liability or financial loss under laws that protect the privacy of personal information, disruption of our operations or our product development programs and damage to our reputation, which could adversely affect our business. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data.

Under current U.S., Canadian and Israeli law, we may not be able to enforce covenants not to compete or to prevent the breach of confidentiality agreements, and therefore, may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We generally enter into non-competition agreements with our employees and certain key consultants. These agreements prohibit our employees and certain key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. However, under current U.S., Canadian and Israeli law, we may be unable to enforce these agreements, in whole or in part, and therefore, we cannot be sure that these employees and key consultants will not compete with us. For example, in the past, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we are unable to demonstrate that harm would be caused to us or otherwise enforce these non-competition agreements, in whole or in part, we may be unable to prevent our competitors from benefitting from the expertise our former employees or consultants developed while working for us and our ability to remain competitive may be diminished.

We rely on confidential information that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, competitors may obtain and use our confidential information to gain a competitive advantage over us or could substantially delay product development or harm our commercialization activities. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others, which may divert our available funds away from our business activities.

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We have significant operations located in Israel and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Our subsidiary’s operations are located in Rehovot, Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our business and results of operations.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Since the Gaza Strip’s 2007 coup, by which the terrorist organization Hamas seized control, there have been a number of armed conflicts between Hamas and Israel – in December-January 2008-9, November 2012 and as recently as July-August 2014 – in all of which conflicts rockets were fired from Gaza into Israeli civilian population centers. During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party backed by Iran and controlling large swathes of Lebanon. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which our Rehovot facilities, employees and some of our consultants are located, and negatively affected business conditions in Israel. Since February 2011, Egypt has experienced political turbulence and an increase in terrorist activity in the Sinai Peninsula following the resignation of Hosni Mubarak as president. This included protests throughout Egypt, and the appointment of a military regime in his stead, followed by the elections to parliament which brought groups affiliated with the Muslim Brotherhood (which had been previously outlawed by Egypt), and the subsequent overthrow of this elected government by a military regime instead. Such political turbulence and violence could affect the region as a whole. Similar civil unrest and political turbulence has occurred in other countries in the region, including Syria which shares a common border with Israel, and is affecting the political stability of those countries. Since April 2011, internal conflict in Syria has escalated, and evidence indicates that chemical weapons have been used in the region. Intervention may be contemplated by outside parties in order to prevent further chemical weapon use. The extreme Sunni jihadist group ISIS has taken over large parts of Syria and its neighbor to the east, Iraq, and committed widespread massacres against the local civilian populations in those areas, all the while continuing in its efforts to conquer further territories. Syria and Iraq are now widely viewed as failed states on the verge of disintegration into tribal fiefdoms. This instability and any intervention may lead to additional conflicts in the region. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran also has a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, and both the Allawite regime and various rebel militia groups in Syria. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital.

Commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations.

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Political relations could limit our ability to sell or buy internationally.

We could be adversely affected by the interruption or reduction of trade between Israel and its trading partners. To date the State of Israel and Israeli companies have been repeatedly subjected to economic boycotts. Several countries, companies and organizations continue to participate in a boycott of Israeli firms and others doing business with Israel or with Israeli companies. Also, over the past several years there have been calls in Europe and elsewhere to reduce trade with Israel. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business

The operations of our subsidiary in Israel may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty until they reach the age of 40 (or older, for reservists who are officers or who have certain special training) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity and recent armed conflicts, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. The operations of our subsidiary in Israel could be disrupted by such call-ups, which may include the call-up of our employees or the employees of our Israeli business partners. Such disruption could materially adversely affect our business, financial condition and results of operations.

Exchange rate fluctuations between the U.S. dollar, Canadian dollar and the New Israeli Shekel currencies may negatively affect our earnings cash flows.

Our functional currency is the U.S. dollar. We incur expenses in New Israeli Shekel, which we refer to as NIS, Canadian Dollars and U.S. dollars. As a result, we are exposed to the risks that the U.S. dollar may devalue relative to the Canadian Dollar or NIS, or, if the U.S. dollar appreciates relative to the Canadian Dollar or NIS, that the inflation rate in the United States may exceed such rate of devaluation of the U.S. dollar, or that the timing of such devaluation may lag behind inflation in the United States. The average exchange rate for the year ended December 31, 2016, was US$1.00 = NIS 3.8376 and US$ 1.00 = Canadian Dollar 1.3134. We cannot predict any future trends in the rate of inflation in the United States or the rate of devaluation, if any, of the U.S. dollar against the Canadian Dollar or NIS.

Risks Related to Our Intellectual Property

Our success depends on our ability to maintain the proprietary nature of our technology. We may become subject to third parties’ claims alleging infringement of patents and proprietary rights or seeking to invalidate our patents or proprietary rights, which would be costly, time-consuming and, if successfully asserted against us, delay or prevent the development of our current or future product candidates or commercialization of our products.

Our success in large part depends on our ability to maintain the proprietary nature of our technology. To do so, we must, at significant cost, prosecute and maintain existing patents, obtain new patents and pursue trade secret and other intellectual property protection. We also must operate without infringing the proprietary rights of third parties or allowing third parties to infringe our rights. We currently have rights to over 120 fully owned or exclusively licensed allowed patents and patent applications. However, patent issues relating to pharmaceuticals and biologics involve complex legal, scientific and factual questions.

To date, no consistent policy has emerged regarding the breadth of biotechnology patent claims that are granted by the U.S. Patent and Trademark Office or enforced by the federal courts. Therefore, we do not know whether our patent applications will result in the issuance of patents, or that any patents issued to us will provide us with any competitive advantage. We also cannot be sure that we will develop additional proprietary products that are patentable. Furthermore, there is a risk that others will independently develop similar technology or products or circumvent the patents issued to us.

Even if we are issued patents for our technologies, there is always a risk that third parties will initiate post grant review proceedings to challenge the validity of one or more of our patents. These proceedings can result in the loss of patent rights. Even if we are successful in defending our patents during post grant review proceedings, these procedures are time consuming and expensive and may have a negative impact on our results.

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There is also a risk that third parties may challenge our existing patents in court or claim that we are infringing their patents or proprietary rights. We cannot assure you that any of our products or current or future product candidates will not infringe existing or future patents. Because we have not conducted a formal freedom to operate analysis for patents related to our products or product candidates, we may not be aware of patents that have already been issued that a third party might assert are infringed by one of our products or current or future product candidates. Because patent applications can take many years to issue and may be confidential for eighteen months or more after filing, there also may be applications now pending of which we are unaware and which may later result in issued patents that we may infringe by commercializing any of our products or current or future product candidates. We could incur substantial costs in defending patent infringement suits or in filing suits against others to have their patents declared invalid or claim infringement. It is also possible that we may be required to obtain licenses from third parties to avoid infringing third-party patents or other proprietary rights. We cannot be sure that such third-party licenses would be available to us on acceptable terms, if at all. If we are unable to obtain required third-party licenses, we may be delayed in or prohibited from developing, manufacturing or selling products requiring such licenses.

Although our patent filings include claims covering various features of our vaccine candidates, including composition, methods of manufacture and use, our patents do not provide us with complete protection against the development of competing products. Some of our know-how and technology is not patentable. To protect our proprietary rights in unpatentable intellectual property and trade secrets, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information.

Sci-B-Vac is not currently protected by any pending patent application nor any unexpired patent. Accordingly, Sci-B-Vac may be subject to competition from the sale of generic products that could adversely affect our business and operations.

Sci-B-Vac has no patent production, and therefore, we will seek to rely on non-patent data exclusivity in the United States Biologics Price Competition and Innovation Act (the “BPCI Act”), which is described further under “—We may not be able to obtain marketing exclusivity in the United States under the BPCI Act or equivalent regulatory data exclusivity protection in other jurisdictions for our products.”

Sci-B-Vac is the only product we currently market. Failure to obtain and retain marketing exclusivity or expiration of the market exclusivity could seriously adversely affect the revenue potential for Sci-B-Vac in the jurisdictions where it is approved for sale.

Our ability to protect and enforce our patents does not guarantee that we will secure the right to commercialize the patents.

A patent is a limited monopoly right conferred upon an inventor, and any successors in title, in return for the making and disclosing of a useful, new, and non-obvious invention. This monopoly is of limited duration but, while in force, allows the patent holder to prevent others from making and/or using his invention. While a patent gives the holder this right to exclude others, it is not a license to commercialize the invention, where other permissions may be required for permissible commercialization to occur. For example, a drug cannot be marketed without the appropriate authorization from the FDA, regardless of the existence of a patent covering the product. Further, the invention, even if patented itself, cannot be commercialized if it infringes the valid patent rights of another party.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The U.S. Patent and Trademark Office and various foreign governmental patent offices require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case, which could result in a material adverse effect on our business or results of operations.

We are dependent on technologies we have licensed and we may need to license in the future, and if we fail to obtain licenses we need, or fail to comply with our payment obligations in the agreements under which we in-license intellectual property and other rights from third parties, we could lose our ability to develop our product candidates.

We currently are dependent on licenses from third parties for certain of our key technologies relating to eVLP technology, including the licenses from the L’Universite Pierre et Marie Curie (“UPMC”). Under our license agreement with UPMC and other licensors, we are granted an exclusive license to a family of patents and patent applications that is expected to expire in the United States in 2022 and 2021 in other countries. Under this agreement, we are required to pay UPMC between 0.75% to 1.75% of net sales and certain lump-sum milestone payments. In addition, we expect we will need to license intellectual property from other third parties in the future and that these licenses will be material to our business. No assurance can be given that we will generate sufficient revenue or raise additional financing to meet our payment obligations in the license agreements with UPMC or other license agreements we enter into with third parties in the future. Any failure to make the payments required by the license agreements may permit the licensor to terminate the license. If we were to lose or otherwise be unable to maintain these licenses for any reason, it would halt our ability to develop our product candidates. Furthermore, such loss of these licenses may enable development of new products based on the eVLP platform that may compete with our product candidates, and our competitors may gain proprietary position. Any of the foregoing could result in a material adverse effect on our business or results of operations.

In addition, we do not own the patents or patent applications that we license, and as such, we may need to rely upon our licensors to properly prosecute and maintain those patent applications and prevent infringement of those patents. If our licensors are unable to adequately protect their proprietary intellectual property we license from legal challenges, infringement or alternative technologies, we will not be able to compete effectively in the drug discovery and development business.

If patent laws or the interpretation of patent laws change, our competitors may be able to develop and commercialize our discoveries.

Important legal issues remain to be resolved as to the extent and scope of available patent protection for biopharmaceutical products and processes in the United States and other important markets outside the United States, such as Europe, China and Japan. As such, litigation or administrative proceedings may be necessary to determine the validity, scope and ownership of certain of our and others’ proprietary rights. Any such litigation or proceeding may result in a significant commitment of resources in the future and could force us to do one or more of the following: cease selling or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue; obtain a license or other rights from the holder of the intellectual property right alleged to have been infringed or otherwise violated, which license may not be available on reasonable terms, if at all; and redesign our products to avoid infringing or violating the intellectual property rights of third parties, which may be time-consuming or impossible to do. In addition, changes in patent laws in the United States and other countries may result in allowing others to use our discoveries or develop and commercialize our products. We cannot provide assurance that the patents we obtain or the unpatented technology we hold will afford us significant commercial protection.

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We may not be able to enforce our intellectual property rights throughout the world. This risk is exacerbated for us because it expects that one or more of its product candidates will be manufactured and used in a number of foreign countries.

The laws of foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This risk is exacerbated for us because we currently have one product manufactured, and we expect that one or more of our product candidates will be manufactured, and used in a number of foreign countries.

The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to life sciences. This could make it difficult for us to stop the infringement or other misappropriation of our intellectual property rights. For example, several foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, some countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents and trade secrets may provide limited or no benefit.

Most jurisdictions in which we have applied for, intend to apply for or have been issued patents have patent protection laws similar to those of the United States, but some of them do not. For example, we may do business in China, Indonesia and India in the future and the countries in these regions may not provide the same or similar protection as that provided in the United States. Additionally, due to uncertainty in patent protection law, we have not filed applications in many countries where significant markets exist.

Proceedings to enforce patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of our intellectual property.

We may not be able to monetize intangible assets including In Process Research and Development (“IPR&D”) which may result in the need to record an impairment charge.

Our balance sheet contains significant amounts of intangible assets. For IPR&D assets, the risk of failure is significant, and there can be no certainty that these assets ultimately will yield successful products. The nature of our business is high-risk and requires that we invest in a large number of projects in an effort to achieve a successful portfolio of approved products. Our ability to realize value on these significant investments is often contingent upon, among other things, regulatory approvals and market acceptance while we currently expect to be able to monetize our intangible assets, these IPR&D assets may become impaired and be written off at some time in the future. An example of an event that is indicative of impairment is a projection or forecast that indicates losses or reduced profits associated with an asset. For IPR&D projects, this could result from, among other things, a change in outlook based on clinical trial data, a delay in the projected launch date or additional expenditures to commercialize the product.

While all intangible assets other than goodwill can face events and circumstances that can lead to impairment, in general, intangible assets other than goodwill that are most at risk of impairment include IPR&D assets. IPR&D assets are high-risk, as research and development is an inherently risky activity.

We may not be able to obtain marketing exclusivity in the United States under the BPCI Act or equivalent regulatory data exclusivity protection in other jurisdictions for our products.

The BPCI Act, which is included in the Affordable Care Act, creates an approval pathway for biosimilar and interchangeable biological products and provides the manufacturer of innovator biologic to seek a twelve-year period of marketing exclusivity. Similar data exclusivity regimes exist in the European Union and in Canada, although the term of market exclusivity is shorter than in the United States. We intend to seek the maximum period of market exclusivity for our Sci-B-Vac product and our other vaccine candidate products in each jurisdiction, but there is no guarantee that any of our products will receive any marketing exclusivity under the BPCI Act, or under analogous legislation in other jurisdictions. Furthermore, changes in legislation could alter the period of market exclusivity or limit its availability. Our failure to obtain exclusivity for any product that is ultimately approved by the FDA, the EMA or HC may expose us to substantial competition, which could have significant adverse financial consequences.

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Risks Related to Our Indebtedness

Our obligations under our credit facility are secured by substantially all of our assets, so if we default on those obligations, the lender could foreclose on our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent at a time when the value of such assets exceeded the amount of our indebtedness and other obligations.

Perceptive Credit, the lender under our credit facility has a security interest in all of our assets other than excluded and future projects. As a result, if we default under our obligations to the lender, the lender could foreclose on its security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations. The principal amount of the term loan as of September 30, 2017, was $15 million ($15.3 million including the exit fee).

In the event of a default in connection with our bankruptcy, insolvency, liquidation, or reorganization, the lender would have a prior right to substantially all of our assets to the exclusion of our general creditors. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by the lender, resulting in all or a portion of our assets being unavailable to satisfy the claims of any unsecured indebtedness. Only after satisfying the claims of any unsecured creditors would any amount be available for our equity holders. These events of default include, among other things, our failure to pay any amounts due under the Amended Credit Agreement or any of the other loan documents, a breach of covenants under the Amended Credit Agreement, our insolvency, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against us.

The pledge of these assets and other restrictions may limit our flexibility in raising capital for other purposes. Because substantially all of our assets are pledged under the term loan, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on our financial flexibility.

If we are unable to comply with certain financial and operating restrictions in our existing credit facility, we may be limited in our business activities and access to credit or may default under our credit facility.

Provisions in the Amended Credit Agreement impose restrictions or require prior approval on our ability, and the ability of certain of our subsidiaries to, among other things:

●	incur additional debt;

●	pay cash dividends and make distributions;

●	make certain investments and acquisitions;

●	guarantee the indebtedness of others or our subsidiaries;

●	redeem or repurchase capital shares;

●	create liens or encumbrances;

●	enter into transactions with affiliates;

●	engage in new lines of business;

●	sell, lease or transfer certain parts of our business or property;

●	incur obligations for capital expenditures;

●	issue additional capital shares; and

●	acquire new companies and merge or consolidate.

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The Amended Credit Agreement also contains other customary covenants, including covenants that require us to meet specified financial ratios and financial tests and maintain a minimum cash balance of $2.5 million. We may not be able to comply with these covenants in the future. Our failure to comply with these covenants may result in the declaration of an event of default, which, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under this agreement and would require us to pay all amounts outstanding. If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us or at all. Our failure to repay our indebtedness would result in our lender foreclosing on all or a portion of our assets and force us to curtail or cease our operations.

Our outstanding term loan obligations may adversely affect our cash flow and our ability to operate our business.

Pursuant to the terms of Amended Credit Agreement, the lender made a term loan to us in aggregate amount of $15.0 million. We are required to make average monthly payments of interest in the amount of approximately $140,000 (based on the one-month London Interbank Offered Rate being 1% or less until April 2018) and monthly payments of interest and principal in the amount of approximately $200,000 per month from May 2018 until the loan matures. The principal amount of the term loan as of September 30, 2017, was $15 million ($15.3 million including the exit fee). The term loan under the Amended Credit Agreement matures on December 6, 2019.

The terms of our term loan could have negative consequences to us, such as:

●	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

●	the amount of our interest expense may increase because our term loan has a variable rate of interest at any time dependent on one-month London Interbank Offered Rate greater than 1%; and

●	we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions. We cannot be certain that we will continue to have sufficient capital to allow us to pay the principal and interest on our debt and meet any other obligations. If we do not have enough money to service our debt, we may be required, but unable to refinance all or part of our existing debt, sell assets, borrow money or raise equity on terms acceptable to us, if at all, and the lender could foreclose on its security interests and liquidate some or all of our assets.

Risks Related to Our Common Shares and this Offering and the Concurrent Underwritten Public Offering

You will experience immediate and substantial dilution in the net tangible book value per common share you purchase.

Since the price per common share being offered is substantially higher than the net tangible book value per common share, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per common share. After giving effect to the sale of 21,475,410 common shares in this offering and the concurrent underwritten public offering at the offering price of $3.05 and after deducting estimated offering expenses payable by us in connection with this offering and the underwriting discount and commissions and estimated offering expenses payable by us in connection with the concurrent underwritten public offering, based on our net tangible book value as of June 30, 2017, if you purchase common shares in this offering you will suffer substantial and immediate dilution of $2.07 per share in the net tangible book value of the common shares. The future exercise of outstanding options and warrants will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

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The price of our common shares has been, and may continue to be, volatile. This may affect the ability of our investors to sell their shares, and the value of an investment in our common shares may decline.

During the 12-month period ended October 25, 2017, our common shares traded as high as $6.60 per share and as low as $2.75 per share. Due to the volatility of the market for our common shares, the market price for our shares may be significantly affected by factors such as variations in quarterly and yearly operating results or changes in state, provincial or federal regulations affecting us and our industry. Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our common shares.

Because the closing of this offering requires us to raise aggregate gross proceeds of at least $55 million, inclusive of the proceeds from the sale of the common shares offered pursuant to this prospectus, there can be no assurance that this offering will ultimately be completed.

Pursuant to the subscription agreement among us and the investors participating in this offering, closing of this offering is contingent upon us raising aggregate gross proceeds of at least $55 million, inclusive of the proceeds from the sale of the common shares offered pursuant to this prospectus. Therefore, closing of this offering is contingent upon the closing of the concurrent underwritten public offering for aggregate gross proceeds of at least $32.2 million. In the event we do not sell at least 10,557,378 common shares and raise aggregate gross proceeds of at least $32.2 million in the concurrent underwritten offering, we cannot close this offering. There can be no assurance that we will successfully raise at least $32.2 million in the concurrent underwritten offering or that this offering will ultimately be completed or will result in any proceeds being made available to us from this offering. If we cannot close this offering, we may be unable to fully execute on our business plan.

Our management will have broad discretion as to the use of proceeds from this offering and the concurrent underwritten public offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds of this offering and the concurrent underwritten public offering to progress our research and development programs and for general corporate purposes, including working capital and capital expenditures. For more information, see “Use of Proceeds” on page S-33. However, our management will have broad discretion in the application of the net proceeds from this offering and the concurrent underwritten public offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately.

The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical and clinical studies, our clinical trials we may commence in the future and the timing of regulatory submissions. The costs and timing of development activities, particularly conducting clinical trials and preclinical studies, are highly uncertain, subject to substantial risks and can often change. Depending on the outcome of these activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering and/or the concurrent underwritten public offering in different proportions than we currently anticipate.

Our failure to apply these funds effectively could have a material adverse effect on our business, delay the further development of our vaccine candidates and cause the price of our common shares to decline.

We have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common shares as a dividend. In addition, our Amended Credit Agreement with Perceptive Credit prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock. We currently intend to retain earnings, if any, for reinvestment in our business. Therefore, holders of our common shares should not expect to receive cash dividends on our common shares.

Common shares eligible for future sale may cause the price of our common shares to decline.

From time to time, certain of our shareholders may be eligible to sell all or some of their common shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months, subject only to the current public information requirement (which disappears after one year). Of the 40,229,371 common shares outstanding as of September 30, 2017, approximately 21,493,485 common shares are held by “non-affiliates,” all of which are freely tradable without restriction pursuant to Rule 144.

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Any substantial sale of our common shares pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common shares.

In addition, as of September 30, 2017, we had outstanding options and warrants for the purchase of 4,939,806 common shares. Of this amount, options and awards for the purchase of 588,345 common shares are held by non-affiliates, who may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. If our share price rises, the holders may exercise their options and sell a large number of shares. This could cause the market price of our common shares to decline.

As compared to previous years, we are required to comply with the domestic reporting regime under the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses and resources, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

Prior to December 31, 2016, we were a foreign private issuer and therefore were not required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to U.S. domestic issuers. As we are no longer a foreign private issuer as of January 1, 2017, we are required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. In addition, our officers, directors and principal shareholders are no longer exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and are no longer exempt from the requirements of Regulation FD promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We are also no longer permitted to follow our home country rules in lieu of the corporate governance obligations imposed by The NASDAQ Stock Market LLC, and may be required to comply with the governance practices required of U.S. domestic issuers. The regulatory and compliance costs associated with the reporting and governance requirements applicable to U.S. domestic issuers may be significantly higher than the costs we previously incurred as a foreign private issuer. As a result, we expect that the loss of foreign private issuer status will increase our legal and financial compliance costs and will make some activities highly time consuming and costly. In addition, we need to develop our reporting and compliance infrastructure and may face challenges in complying with the new requirements applicable to us.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

The ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act require us to identify material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Our management, including our chief executive officer and principal financial officer, does not expect that our internal controls and disclosure controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving our stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions, such as growth of the company or increased transaction volume, or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

S-30

In addition, discovery and disclosure of a material weakness, by definition, could have a material adverse impact on our financial statements. Such an occurrence could discourage certain customers or suppliers from doing business with us, cause downgrades in our future debt ratings leading to higher borrowing costs and affect how our common share trades. This could, in turn, negatively affect our ability to access public debt or equity markets for capital.

We are an “emerging growth company” and may elect to comply with reduced public company reporting requirements, which could make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act. For as long as we continue to be an “emerging growth company”, we may take advantage of exemptions from various reporting requirements that are applicable to other public reporting companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports. We could be an “emerging growth company” up until December 31, 2021, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.07 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if the market value of our common shares held by non-affiliates exceeds $700.0 million as of any June 30th, in which case we would no longer be an “emerging growth company” as of the following December 31st. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

Even after we no longer qualify as an “emerging growth company”, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and the price for our common shares may be more volatile.

U.S. civil liabilities may not be enforceable against us or certain of our officers.

We are governed by the Business Corporations Act (British Columbia) (“BCBCA”) and a substantial portion of our assets, including our manufacturing facility in Rehovot, Israel, and our research facility in Ottawa, Canada, are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or to enforce judgments obtained against us in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Canadian or Israeli courts. In addition, two of our officers reside outside of the United States, and all or a substantial portion of their assets may be located outside the United States, which may make effecting service of process within the United States or enforcing judgments obtained against such persons in U.S. courts difficult.

We are governed by the corporate laws of British Columbia which in some cases have a different effect on shareholders than the corporate laws of Delaware, United States.

We are governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, including the advance notice provisions in our Articles for the nomination of directors, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the BCBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

S-31

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

The concentration of the capital stock ownership with our insiders will likely limit the ability of other shareholders to influence corporate matters.

As of October 23, 2017, approximately 46.6% of our outstanding common shares was controlled by our officers, directors, beneficial owners of 10% or more of our securities and their respective affiliates. As a result, these shareholders, if they acted together, may be able to determine or influence matters that require approval by our shareholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other shareholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other shareholders may view as beneficial.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our common shares and trading volume could decline.

The trading market for our common shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Although we currently have research coverage by securities and industry analysts, you should not invest in our common shares in anticipation that we will increase such coverage. If one or more of the analysts who covers us at any given time downgrades our common shares or publishes inaccurate or unfavorable research about our business, the price of our common shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common shares could decrease, which could cause the price of our common shares and trading volume to decline.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering and the concurrent underwritten public offering will be approximately $61.4 million, or approximately $67.4 million if the underwriters exercise in full their option to purchase additional common shares granted in the concurrent underwritten public offering, after deducting estimated offering expenses payable by us in connection with this offering and the underwriting discounts and commissions and estimated offering expenses payable by us in connection with the concurrent underwritten public offering.

We intend to use the net proceeds from this offering and the concurrent underwritten public offering to progress our research and development programs, which include, among other things, funding the continued clinical development of Sci-B-Vac, including the proposed Phase III clinical program in the United States, Europe and Canada, Phase I/IIa clinical study of VBI-1901 for GBM, CMV clinical candidate development and for general corporate purposes, including working capital and capital expenditures.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering and the concurrent underwritten public offering. We may find it necessary or advisable to use portions of the proceeds from this offering and the concurrent underwritten public offering for other purposes. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, the timing of regulatory submissions, the outcome of regulatory review, the amount of cash generated by our operations, the amount of competition we face and other operational factors, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

Until we use the net proceeds of this offering and the concurrent underwritten public offering, we will invest excess funds in short-term, investment grade, interest-bearing bank accounts or securities.

Pursuant to the subscription agreement among us and the investors participating in this offering, closing of this offering is contingent upon us raising aggregate gross proceeds of at least $55 million, inclusive of the proceeds from the sale of the common shares offered pursuant to this prospectus. Therefore, closing of this offering is contingent upon the closing of the concurrent underwritten public offering for aggregate gross proceeds of at least $32.2 million. In the event we do not sell at least 10,557,378 common shares and raise aggregate gross proceeds of at least $32.2 million in the concurrent underwritten offering, we cannot close this offering. If we cannot close this offering and does not receive any proceeds from this offering, we may be unable to fully execute on our business plan.

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DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per common share immediately after this offering and the concurrent underwritten public offering. The net tangible book deficit of our common shares as of June 30, 2017, was approximately $841,000, or approximately $0.02 per common share based on 40,229,371 common shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 7,475,410 common shares in this offering and the sale of 14,000,000 common shares in the concurrent underwritten public offering at the offering price, and after deducting estimated offering expenses payable by us in connection with this offering and the underwriting discounts and commissions and estimated offering expenses payable by us in connection with the concurrent underwritten public offering, our net tangible book value as of June 30, 2017, would have been approximately $60.6 million, or approximately $0.98 per common share. This represents an immediate increase in net tangible book value of $1.00 per share to our existing shareholders and an immediate dilution of approximately $2.07 per share to new investors participating in this offering and the concurrent underwritten public offering, as illustrated by the following table:

Public offering price per common share		$3.05

Net tangible book value (deficit) per common share as of June 30, 2017	$(0.02)

Increase in net tangible book value per common share attributable to this offering and the concurrent underwritten public offering	$1.00

Pro forma net tangible book value per common share as of June 30, 2017 after giving effect to this offering and the concurrent underwritten public offering		$0.98

Dilution in net tangible book value per common share to the new investors purchasing our common shares in this offering		$2.07

You will experience additional dilution if the underwriters exercise their option to purchase 2,100,000 additional common shares granted in the concurrent underwritten public offering.

The discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options or warrants or other potentially dilutive securities, including the warrants to purchase common shares to be issued as a finder’s fee in connection with this offering. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

The discussion and table above is based on 40,229,371 common shares outstanding as of June 30, 2017, and excludes the following potentially dilutive securities as of that date:

●	2,960,037 outstanding equity grants and awards which include:

○	2,462,475 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $4.34 per share; and

○	497,562 common shares issuable upon the vesting of awards having a weighted average fair value at grant date of $3.95 per share;

●	579,213 common shares reserved for issuance under our equity incentive plans; and

●	2,068,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.63 per share.

To the extent that any of these options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional common shares in the future, there will be further dilution to new investors participating in this offering.

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PRICE RANGE OF OUR COMMON SHARES

Our common shares began publicly trading on The NASDAQ Capital Market on May 9, 2016, under the symbol “VBIV.” On that same day, our common shares began trading under the symbol “VBV” in Canada on the Toronto Stock Exchange. Prior to May 9, 2016, our common shares were traded in Canada on the Toronto Stock Exchange under the symbol “VAC” and quoted in the United States on the OTC Markets QX Tier (OTCQX) under the symbol “SVACF.”

The table below sets forth the high and low sales prices of our common shares for the periods indicated. The bid quotations reported by the OTCQX reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. All prices reported below are adjusted to reflect the 1:40 reverse share split we effected on April 29, 2016.

Period		Toronto Stock Exchange (Canadian Dollars)			OTCQX (U.S. Dollars)		NASDAQ Capital Market (U.S. Dollars)
		High		Low	High	Low	High	Low
2017:
Fourth Quarter (through October 25, 2017)	C	$5.01	C	$4.25	N/A	N/A	$4.03	$3.25
Third Quarter	C	$6.40	C	$3.85	N/A	N/A	$5.05	$3.04
Second Quarter	C	$7.60	C	$5.51	N/A	N/A	$5.72	$4.00
First Quarter	C	$8.94	C	$4.25	N/A	N/A	$6.60	$3.07

2016:
Fourth Quarter	C	$5.05	C	$3.61	N/A	N/A	$3.85	$2.75
Third Quarter	C	$5.76	C	$4.66	N/A	N/A	$4.15	$3.26
Second Quarter (May 9 through June 30)	C	$5.76	C	$4.51	N/A	N/A	$4.40	$3.55
Second Quarter (April 1 through May 8)	C	$6.40	C	$4.40	$4.75	$4.05	N/A	N/A
First Quarter	C	$7.60	C	$4.80	$5.08	$3.60	N/A	N/A

2015:
Fourth Quarter	C	$10.00	C	$5.20	$8.00	$4.00	N/A	N/A
Third Quarter	C	$25.20	C	$5.60	$20.00	$6.40	N/A	N/A
Second Quarter	C	$24.40	C	$16.40	$19.60	$13.20	N/A	N/A
First Quarter	C	$20.40	C	$9.20	$16.40	$8.00	N/A	N/A

On October 25, 2017, the last reported sale price of our common shares on The NASDAQ Capital Market was $3.34 per share and on the Toronto Stock Exchange was C$4.25 per share. As of October 25, 2017, we had approximately 834 shareholders of record. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

DIVIDEND POLICY

We have not paid cash dividends on our common shares since January 1, 2015, and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. In addition, our Amended Credit Agreement with Perceptive Credit prohibits us from declaring or paying cash dividends or making distributions on any class of our capital stock.

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CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

The section discusses the material U.S. federal income tax consequences of purchasing, owning and disposing of our common shares by a U.S. Holder that acquires the common shares pursuant to this offered and holds such common shares as capital assets. For purposes of this summary, “U.S. Holder” means a beneficial holder of our common shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the U.S.;
●	a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This section does not address the tax consequences to such a partnership or any partner in such a partnership for U.S. federal income tax purposes. Such a partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of our common shares.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, IRS rulings and judicial decisions in effect as of the date of this prospectus supplement. All of these are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

This summary does not purport to be a complete analysis of all potential U.S. federal income tax effects and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax) or to holders that are subject to special rules under U.S. federal income tax law, including:

●	dealers in stocks, securities or currencies;
●	securities traders that use a mark-to-market accounting method;
●	banks and financial institutions;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	tax-exempt organizations;
●	retirement plans, individual plans, individual retirement accounts and tax-deferred accounts;
●	persons holding our common shares as part of a hedging or conversion transaction straddle or other integrated or risk reduction transaction;
●	persons who or that are, or may become, subject to the expatriation provisions of the Code;
●	persons whose functional currency is not the U.S. dollar; and
●	direct, indirect or constructive owners of 10% or more of the total combined voting power of all classes of our voting stock.

This summary also does not discuss any aspect of state, local or foreign law, or estate or gift tax law as applicable to U.S. Holders or any holders that are not U.S. Holders.

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PROSPECTIVE U.S. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Taxation of U.S. Holders of Our Common Shares

Dividends

Subject to the PFIC rules discussed below, any distributions paid by the Company out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any Canadian withholding tax paid with respect thereto, will generally be taxable to a U.S. Holder as foreign source dividend income, and will not be eligible for the dividends received deduction generally allowed to corporations. The dividend will be taxable to a U.S. Holder when the holder receives the dividend, actually or constructively. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our common shares and thereafter as capital gain. The Company may not, however, maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should assume (unless advised to the contrary) that any distribution from the Company will be treated for US federal income tax purposes as a dividend. Prospective purchasers should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company.

Dividends paid to non-corporate U.S. Holders by the Company in a taxable year in which it is treated as a PFIC, or in the immediately following taxable year, will not be eligible for the preferential rate normally applicable to qualified dividend income. In all other taxable years, dividends paid by the Company should be taxable to a non-corporate U.S. Holder at the preferential rate applicable qualified dividend income, provided that certain conditions are satisfied. The Company believes it was not a PFIC for the 2016 taxable year and does not expect to be classified as a PFIC for the 2017 taxable year. However, no assurance can be provided that the Company will not in fact be classified as a PFIC for the 2017 or any subsequent taxable year and, therefore, no assurance can be provided that a U.S. Holder will be able to claim a reduced rate for dividends paid in 2017 or any subsequence taxable year (if any). See “Taxation of U.S. Holders of Common Shares — Passive Foreign Investment Company Considerations” below.

Under current law, payments of dividends by the Company to non-Canadian investors are generally subject to Canadian withholding tax at a rate of 25%. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Canada-United States Tax Convention (the “Convention”) is reduced to a rate of 15% unless the U.S. Holder is a company which owns 10% of our common shares in which case the withholding rate is reduced to a rate of 5%. This reduced rate of withholding will not apply if the dividends received by a U.S. Holder are effectively connected with a permanent establishment of the U.S. Holder in Canada. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Canadian taxes withheld by the Company, and as then having paid over the withheld taxes to the Canadian taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received by the U.S. Holder from the Company with respect to the payment.

Subject to certain limitations, a U.S. Holder will generally be entitled to a credit or a deduction against its U.S. federal income tax liability for Canadian income taxes withheld by the Company. For purposes of the foreign tax credit limitation, dividends paid by the Company generally will constitute foreign source income in the “passive category income” basket. The foreign tax credit rules are complex and prospective purchasers should consult their tax advisors concerning the availability of the foreign tax credit in their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its common shares.

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This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in its common shares exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Considerations

Special U.S. tax rules apply to U.S. Holders of our common shares if we are a passive foreign investment company, or PFIC. A foreign corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the average value of its assets is attributable to assets which produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

We do not expect to be a PFIC for the 2017 taxable year. However, the fair market value of the Company’s assets may be determined in large part by the market price of our common shares, which is likely to fluctuate, and the composition of the Company’s income and assets will be affected by how, and how quickly, the Company spends any cash that is raised in any financing transaction. No assurance can be provided that the Company will not be classified as a PFIC for the 2017 taxable year or any future taxable year. Prospective purchasers should consult their tax advisors regarding the Company’s PFIC status.

If a U.S. holder holds common shares during any taxable year when the Company is a PFIC, the U.S. Holder that does not make the QEF election or the mark-to-market election described below will generally be subject to adverse rules with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on our common shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for our common shares) and (ii) any gain realized on the sale or other disposition of the common shares. Generally, our common shares will be shares in a PFIC with respect to a U.S. Holder if we are a PFIC during any time of such U.S. Holder’s holding period, unless the U.S. shareholder makes a deemed sale election or a mark-to-market election, or makes a QEF election with respect to the first taxable year for which we are a PFIC.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years during which the Company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year. A U.S. Holder that is not a corporation will be required to treat any such interest paid as “personal interest”, which is not deductible.

U.S. Holders can avoid the adverse rules described above in part by making a mark-to-market election with respect to our common shares, provided that our common shares are “marketable”. Our common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury regulations. For this purpose, our common shares generally will be considered to be regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Our Common Shares are currently listed on the NASDAQ Capital Market and the Toronto Stock Exchange, which both constitute a qualified exchange; however, there can be no assurance that our common shares will be treated as regularly traded for purposes of the mark-to-market election on a qualified exchange. If our common shares is not regularly traded on NASDAQ Capital Market and the Toronto Stock Exchange or is delisted from NASDAQ Capital Market and the Toronto Stock Exchange and not traded on another qualified exchange for the requisite time period described above, the mark-to-market election will not be available.

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A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in our common shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its common shares over the fair market value of its common shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of our common shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of our common shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If the Company is classified as a PFIC for any taxable year in which a U.S. Holder owns our common shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS unless our common shares cease to be marketable, in which case the election is automatically terminated.

If the Company were to be classified as a PFIC, a U.S. Holder of our common shares will generally be treated as owning stock owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to distributions to the Company by, and dispositions by the Company of, the stock of such subsidiaries. A mark-to-market election is not permitted for the shares of any subsidiary of the Company that is also classified as a PFIC. Prospective purchasers should consult their tax advisors regarding the availability of, and procedure for making, a mark-to-market election.

A U.S. Holder can also avoid the interest charge and the other adverse PFIC consequences described above if we are a PFIC by making a QEF election to be taxed currently on its share of our undistributed income. If we are classified as a PFIC, we may satisfy the record keeping requirements that apply to a QEF and supply requesting U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules with respect to the Company and any subsidiary of the Company that is a PFIC (“PFIC Subsidiary”). However, there can be no assurance that the Company will satisfy the record keeping requirement or provide the information required to be reported by U.S. Holders.

A U.S. Holder that makes a timely and effective QEF election with respect to the first tax year in its holding period of our common shares for which we are a PFIC generally will not be subject to the adverse PFIC consequences described above with respect to its common shares. Rather, a U.S. Holder that makes a timely and effective QEF election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder, in each case regardless of which such amounts are actually distributed to the U.S. Holder by the Company. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a timely and effective QEF election with respect to the Company generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of our common shares.

The QEF election is made on a shareholder-by-shareholder basis. Once made, a QEF election will apply to the tax year for which the QEF election is made and to all subsequent tax years, unless the QEF election is invalidated or terminated or the IRS consents to revocation of the QEF election. In addition, if a U.S. Holder makes a QEF election, the QEF election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC.

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A QEF election made with respect to the Company will not apply to any PFIC Subsidiary; a QEF election must be made separately for each PFIC Subsidiary (in which case the treatment described above will apply to such PFIC Subsidiary). If a U.S. Holder makes a timely and effective QEF election with respect to a PFIC Subsidiary, it will be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such PFIC Subsidiary, regardless of whether it actually receives a distribution of such income.

If the Company is classified as a PFIC and later ceases to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold its common shares on the last day of the taxable year of the Company during which it is a PFIC. A U.S. Holder that makes a deemed sale election will then cease to be treated as owning stock in a PFIC by reason of ownership of our common shares in the Company. However, gain recognized as a result of making the deemed sale election will be subject to the adverse rules described above and loss will not be recognized as a result of a deemed sale election.

If the Company or a subsidiary is a PFIC in any year with respect to a U.S. Holder, the U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on our common shares and any gain realized on the disposition of our common shares.

In addition, if the Company were to be classified as a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information returns) relating to their ownership of our common shares. This filing requirement is in addition to the preexisting reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

Prospective purchasers should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Tax on Net Investment Income

A Medicare contribution tax of 3.8% is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. “Net investment income” generally includes income from any dividends paid with respect our common shares and net gain from the sale, exchange or other taxable disposition of our common shares, reduced by any deductions properly allocable to such income or net gain. U.S. Holders are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of an investment in our common shares.

Information Reporting and Backup Withholding

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from sales or other dispositions of our common shares, generally will be reported to the IRS and to the U.S. Holder as required under applicable regulations. Backup withholding tax may apply to these payments if the U.S. Holder fails to timely provide in the appropriate manner an accurate taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Certain U.S. Holders are not subject to the information reporting or backup withholding tax requirements described herein. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding tax and the procedure for establishing an exemption.

Backup withholding tax is not an additional tax. U.S. Holders generally will be allowed a refund or credit against their U.S. federal income tax liability for amounts withheld, provided the required information is timely furnished to the IRS. Certain U.S. Holders are required to file IRS Form 926 and certain U.S. Holders may be required to file Form 5471 reporting transfers of cash or other property to the Company and information relating to the U.S. Holder and the Company. In addition, certain U.S. Holders are required to report information on IRS Form 8938 with respect to their investments in certain “foreign financial assets,” which includes an investment in our common shares. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. U.S. Holders should consult their tax advisors regarding the information reporting obligations that may arise from their acquisition, ownership or disposition of our common shares.

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Certain Canadian Federal Income Tax Considerations

The following is a summary, as of today’s date, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (“Tax Act’’) that generally apply to an investor who acquires the common shares pursuant to this prospectus supplement and who, for the purposes of the Tax Act and at all relevant times, (i) deals at arm’s length and is not affiliated with us [and the underwriters], (ii) acquires and holds the common shares as capital property (iii) is not, and is not deemed to be, a resident of Canada, and (iv) does not use or hold the common shares in carrying on a business in Canada (a “Holder’’). Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on business in Canada and elsewhere. Such Holders should consult their own tax advisors.

Generally, the common shares will be considered to be capital property to a Holder provided that the Holder does not use the common shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade, all within the meaning of the Tax Act.

This summary is based upon the current provisions of the Convention, the Tax Act and its regulations and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA’’). This summary takes into account all specific proposals to amend the Tax Act and its regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals’’) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Dividends

Dividends paid or credited or deemed to be paid or credited by us to a Holder on the common shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of the Convention or another applicable tax treaty between Canada and the Holder’s country of residence. The rate of withholding tax on dividends paid or credited to a Holder who is resident in the United States for purposes of the Convention, entitled to benefits under the Convention, and is the beneficial owner of the dividend is generally limited to 15% of the gross amount of the dividend (or 5% in the case of such a Holder that is a company beneficially owning at least 10% of our voting shares). Holders should consult their own tax advisors regarding the application of the Convention (or any other applicable tax treaty) to dividends based on their particular circumstances.

Dispositions of Common Shares

A Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of the common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares constitute “taxable Canadian property’’ to the Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of the Convention (or any other applicable tax treaty).

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Provided our common shares are listed on a “designated stock exchange’’, as defined in the Tax Act (which currently includes the Toronto Stock Exchange and the NASDAQ), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently:

(i)	the Holder, persons with whom the Holder did not deal at arm’s length, and partnerships in which the Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Holder together with all such persons, owned 25% or more of the issued shares of any class or series of our shares; and

(ii)	more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties’’ (as defined in the Tax Act), “timber resource properties’’ (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists.

Holders whose common shares are taxable Canadian property should consult their own tax advisors

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PLAN OF DISTRIBUTION

We have arranged for the sale of the common shares we are offering pursuant to this prospectus supplement and the accompanying prospectus to the investors through a subscription agreement directly between the investors and us. The shares were offered directly to the investors without a placement agent, underwriter, broker or dealer. All of the common shares sold in this offering will be sold at the same price and we expect a single closing. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the shares will be completed on or around the date indicated on the cover page of this prospectus supplement.

As a finder’s fee in connection with this offering, we agreed to issue to Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership, four-year warrants to purchase 550,000 common shares at an exercise price of $3.34 per share, and reimburse Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership for their collective transaction related fees and expenses up to $100,000.

The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

For the complete terms of the subscription agreement, you should refer to the form subscription agreement which is to be filed as an exhibit to a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

NOTICE TO INVESTORS

Canada

The securities offered under this prospectus supplement are not qualified for sale in any Province or Territory of Canada and may not be offered or sold in a Province or Territory of Canada, directly or indirectly, on behalf of the issuer except in accordance with applicable Canadian securities laws and this prospectus supplement does not constitute an offer of the common shares, directly or indirectly, in Canada or to residents of Canada. The securities offered under this prospectus supplement may not be offered, sold, resold or delivered, directly or indirectly, in Canada or to any resident of Canada until the day that is four months and one day after the date on which such securities were issued by us except in accordance with applicable Canadian securities laws. We will not knowingly confirm any sale of common shares to any person resident in Canada.

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Israel

The common shares offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such common shares been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common shares being offered. Any resale in Israel, directly or indirectly, to the public of the common shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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LEGAL MATTERS

Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The validity of the common shares offered by this prospectus supplement will be passed upon for us by Stikeman Elliott LLP, Toronto, Ontario.

EXPERTS

The consolidated balance sheet of VBI Vaccines Inc. and subsidiaries as of December 31, 2016, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference in this prospectus supplement, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Smythe LLP, independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Smythe LLP’s report, given on their authority as experts in accounting and auditing.

Peterson Sullivan LLP, independent registered public accounting firm, has audited the consolidated financial statements of VBI Vaccines (Delaware) Inc., our wholly-owned subsidiary, as set forth in its report thereon which is included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3) (Securities and Exchange Commission File No. 333-208761) and incorporated by reference in this prospectus supplement. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at http://www.vbivaccines.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports, and other information that we filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

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We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, http://www.vbivaccines.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the Securities and Exchange Commission could automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination or completion of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on March 20, 2017;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the year fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on May 15, 2017;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, and June 30, 2017, as filed with the Securities and Exchange Commission on May 15, 2017, and July 31, 2017, respectively;

●	our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on each of March 30, 2017 (other than the portions of the filing that were furnished rather than filed), April 20, 2017, June 28, 2017, July 27, 2017 (other than the portions of the filing that were furnished rather than filed), August 15, 2017, August 28, 2017, August 30, 2017 (other than the portions of the filing that were furnished rather than filed), September 26, 2017, October 2, 2017, October 11, 2017, October 17, 2017, and October 25, 2017;

●	the description of our common shares which is included in the Form 8-A filed with the Securities and Exchange Commission on May 5, 2016; and

●	the consolidated financial statements of VBI Vaccines (Delaware) Inc. for the years ended December 31, 2014 and 2015 included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference (excluding any exhibits to those documents, unless we have specifically incorporated that exhibit by reference herein). These documents will be provided to you at no cost, by contacting:

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

Attention: Chief Business Officer

Telephone: (617) 830-3031 x128

You may also access the documents incorporated by reference in this prospectus supplement through our website at http://www.vbivaccines.com. Except as set forth above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

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PROSPECTUS

$150,000,000

Common Shares

Warrants

Units

Subscription Rights

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $150,000,000 in any combination of common shares, warrants, units and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares are listed on the NASDAQ Capital Market under the symbol “VBIV.” On May 10, 2017, the closing price of our common shares as reported by the NASDAQ Capital Market was $4.12 per share.

An investment in our common shares involves a high degree of risk. See “Risk Factors” on page 10 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc. and its subsidiaries.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’‘ ‘‘will,’‘ ‘‘should,’‘ ‘‘could,’‘ ‘‘expects,’‘ ‘‘plans,’‘ ‘‘intends,’‘ ‘‘anticipates,’‘ ‘‘believes,’‘ ‘‘estimates,’‘ ‘‘predicts,’‘ ‘‘potential,’‘ or ‘‘continue’‘ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

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OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About VBI Vaccines Inc.

We are a commercial stage biopharmaceutical company developing next generation vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (“HBV”) vaccine that mimics all three viral surface antigens of the hepatitis B virus. Sci-B-Vac™ is approved for use in Israel and 14 other countries. Recently, VBI completed a post-marketing Phase IV clinical study in Israel to confirm a new in-house reference standard for regulatory and quality control purposes. Sci-B-Vac™ has not yet been approved by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or Health Canada (“HC”). VBI is currently developing a Phase III clinical program to obtain FDA, EMA, and HC market approvals for commercial sale of Sci-B-Vac™ in the United States, Europe, and Canada, respectively. Our wholly-owned subsidiary, SciVac Ltd., manufactures Sci-B-Vac™ in Rehovot, Israel.

We are also advancing our two platform technologies – our Enveloped Virus-Like Particle (“eVLP”) platform technology and our Lipid Particle Vaccine (“LPV”) technology. Our eVLP platform technology enables the development of enveloped virus-like particle vaccines that closely mimic the target virus to elicit a potent immune response. We are advancing a pipeline of eVLP vaccines, with lead programs in both infectious disease, with our congenital cytomegalovirus (“CMV”) vaccine, and in immuno-oncology, with our therapeutic glioblastoma multiforme (“GBM” or “glioblastoma”) vaccine candidate. Our LPV Thermostability technology is a proprietary formulation of lipids and process that allows vaccines and biologics to preserve stability, potency, and safety at temperatures outside of the most common cold chain storage requirements of 2oC to 8 oC.

VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and manufacturing facilities in Rehovot, Israel.

Our Principal Products

Our principal products include our hepatitis B vaccine, Sci-B-Vac™, our congenital CMV vaccine, our therapeutic GBM vaccine, our eVLP Platform, and our LPV platform.

Sci-B-Vac™

Sci-B-Vac™ is a third generation hepatitis B (“HBV”) vaccine, which is approved for use in Israel and in 14 other countries. First-generation hepatitis B vaccines were plasma-derived and were developed in the U.S. and in France in the late 1970s. In the mid-1980s, second-generation recombinant DNA-based vaccines were constructed using yeasts transfected with DNA sequences coding for the HBV S antigen. These second-generation vaccines are currently used for universal vaccination efforts in many countries worldwide. In contrast to these second-generation HBV vaccines, which contain only one surface antigen of HBV, the S antigen, Sci-B-Vac™ contains all three surface antigens: the S antigen, the pre-S1, and the pre-S2 antigens. Furthermore, Sci-B-Vac™ is produced in mammalian CHO cells whereas second-generation vaccines are produced in yeast. The composition of Sci-B-Vac™ may provide more opportunities for the immune system to respond with antibodies, or neutralizing antibodies, which can recognize one or more components of the HBV virus.

Several clinical studies have demonstrated that Sci-B-Vac™ possesses the following benefits relating to the prevention of the HBV virus:

●	high levels of anti-HBV antibodies, sufficient to confer immune memory for long-term protection against hepatitis B;

●	rapid onset of protection;

●	administration at lower doses than competing hepatitis B vaccines; and

●	free of next-generation adjuvants – Sci-B-Vac™ is adjuvanted with alum.

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In the last two decades, 22 clinical studies in over 4,500 patients have been completed using the current and/or prior formulations of Sci-B-Vac™. Additionally, product distribution data globally estimates that over 300,000 infants and adults have been vaccinated with Sci-B-Vac™. In head-to-head comparative studies, all formulations of Sci-B-Vac™ have consistently demonstrated higher rates of seroprotection earlier in adult populations compared to currently licensed hepatitis B vaccines. The most recent clinical study was a post-marketing Phase IV study conducted in Israel to support the marketing license and to confirm a new in-house reference standard for regulatory and quality control purposes. This study was conducted in 88 healthy, HBV-seronegative males and females between 20 and 40 years of age – 98.8% of participants were seroprotected at month 3, two months after receiving a second dose of Sci-B-Vac™.

Sci-B-Vac™ is generally well-tolerated by patients. During the clinical development and studies of Sci-B-Vac™, approximately 1% of the patients experienced local reactions at the injection site (as commonly observed with the use of most vaccines). The injection site reactions included soreness, pain, tenderness, pruritus, which is itchiness, erythema, which is redness, ecchymosis, which is discoloration of the skin resulting from bleeding underneath the skin, swelling, warmth and nodule formation. These reactions were generally mild and were resolved within two days after vaccination. Additionally fatigue, weakness, headache, fever, malaise, nausea, diarrhea, pharyngitis, which is inflammation of the pharynx, and upper respiratory infection were observed.

We believe the clinical data collected to date from the previous 22 clinical studies is sufficient to support a Phase III clinical program which, when completed, would allow us to seek Marketing Authorization Approval (“MAA”) by the FDA, EMA, and HC. We are in the process of finalizing the protocols, negotiating clinical trial agreements and finalizing clinical sites for the proposed Phase III clinical program.

On February 7, 2017, we announced that we received positive scientific advice from the Committee for Medicinal Products for Human Use (“CHMP”) of the EMA regarding our development path for Sci-B-Vac™ in Europe. In its letter, the CHMP expressed its support of our proposed plan to proceed to the Phase III clinical studies of Sci-B-Vac™. The CHMP also agreed that the product information, as well as data from ongoing studies, supports the Phase III clinical studies and our planned filing of an MAA for Sci-B-Vac™.

On February 22, 2017, we announced that the Biologics and Genetic Therapies Directorate (“BGTD”) of HC expressed its general support and acceptance of our development path for Sci-B-Vac™, in a pre-Clinical Trial Application (“CTA”) meeting. A complete CTA must be filed with and approved by BGTD, and all conditions of BGTD must be met, prior to the initiation of a clinical program in Canada. Given the extensive manufacturing data, licensed clinical efficacy and safety experience of Sci-B-Vac™, BGTD agreed in principle with our overall development strategy. In addition, BGTD agreed that the proposed Phase III program would satisfy the regulatory requirements for marketing authorization in Canada, supporting the indication for active immunization against hepatitis B in adults.

We had similar discussions with the FDA in a pre-IND meeting held on April 10, 2017.

Sci-B-Vac™ is currently manufactured by our wholly-owned subsidiary, SciVac Ltd., in its manufacturing facility in Rehovot, Israel.

Congenital CMV Vaccine Candidate

Our lead program using our eVLP technology targets congenital CMV, which is a leading cause of birth defects. While CMV is a common virus that infects one in every two people in many developed countries, most CMV infections are asymptomatic. However, CMV can cause serious disease in newborns if the mother is infected during pregnancy – this is called congenital CMV infection. Each year approximately 5,000 U.S. infants will develop permanent problems due to CMV infection, including deafness, blindness, and intellectual disability. CMV affects more live births than any other cause of birth defects, including Down Syndrome or Fetal Alcohol Syndrome, making it a key public health priority and a strong candidate for recommended universal vaccination.

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Our vaccine candidate expresses the CMV gB antigen on the surface of the eVLP. Preclinical data demonstrated that the structure of the eVLP platform generated stronger neutralizing antibodies than immunization with the same gB target protein alone. Our CMV vaccine is also adjuvanted with alum, a safe, FDA-approved adjuvant. Our CMV vaccine has shown promise in early preclinical animal models, including in rabbits and in mice, with the ability to generate anti-CMV antibodies and CMV neutralizing responses in both fibroblasts and epithelial cells – two clinically-relevant cell types that are susceptible to CMV infection.

With the acquisition of VBI DE in 2016, a significant R&D priority has been the CMV vaccine candidate’s GMP manufacturing and its clinical development. Our CMV vaccine candidate was designed internally, and its manufacturing and purification processes were designed by the NRC in collaboration with our staff. Such processes and internal knowledge were transferred to our selected GMP manufacturer, Paragon, Bioservices (“Paragon”) and required significant project management expertise and confirmatory R&D studies throughout 2014. In 2015, we engaged a contract research organization, ITR Laboratories Canada Inc., and completed GLP toxicology studies to confirm the safety of the CMV vaccine candidate in animals. We initiated a Phase I clinical study in June 2016 to assess the safety and tolerability of our CMV vaccine candidate in healthy, CMV-negative adults. The study will also assess the vaccine immunogenicity by measuring levels of vaccine-induced CMV neutralizing antibodies. We completed enrollment and initial dosing of 128 participants in September 2016. As of May 2017, all participants had received the third and final immunization in the series. Interim Phase I clinical study results are anticipated mid-year 2017.

Therapeutic GBM Vaccines

We have also applied our eVLP platform in the development of a therapeutic GBM vaccine candidate. GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, however, GBM progresses rapidly and is exceptionally lethal, with median patient survival of less than 16 months.

Developing a broadly applicable GBM immunotherapy requires the identification of antigens, used to direct the immune response, which are consistently expressed on tumor cells. A growing body of research has demonstrated that GBM tumors are susceptible to infection by CMV, with over 90% of GBM tumors expressing CMV antigens. Targeting CMV antigens, therefore, may represent an attractive strategy for GBM immunotherapy.

We intend to create a GBM immunotherapy that will stimulate the patient’s own immune system to identify and kill GBM cancer cells, with the goal of creating a commercially-viable therapy that is more effective and tolerable than current treatments. Leveraging the flexibility and potency of our eVLP platform technology, we are developing a polyvalent therapeutic vaccine candidate designed to direct an immune response against gB and pp65, two CMV antigens that are highly immunogenic targets during natural CMV infection. Our vaccine candidate also includes granulocyte-macrophage colony-stimulating factor (“GM-CSF”), an adjuvant that mobilized dendritic function and enhances Th1-type immunity.

Ex vivo studies demonstrate the vaccine candidate’s ability to induce desired anti-tumor immunity in peripheral blood mononuclear cells (“PBMCs”) harvested from healthy subjects and patients with GBM. GBM patient samples were provided by Columbia University’s Brain Tumor Center. Our vaccine candidate also stimulated both CD4+ and CD8+ T cell responses, characterized by secretion of IFN-g and CCL3, key biomarkers associated with positive clinical outcomes.

VBI expects to file an Investigational New Drug (“IND”) application with the FDA mid-year 2017 to initiate a Phase I/IIa clinical study in patients with GBM.

eVLP Vaccine Platform

On August 11, 2011, VBI Cda acquired the eVLP vaccine technology through the acquisition of ePixis SA. eVLPs are an innovative new class of synthetic vaccines that are designed to closely mimic the structure of viruses. Because of their structural similarity to viruses found in nature, vaccination with a target protein expressed in an eVLP is capable of imparting greater immunity than vaccination with the same recombinant target protein alone. eVLPs are also highly customizable, which allows VBI to rationally design preventative and therapeutic vaccine candidates by controlling the expression of both surface and internal target proteins of interest.

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eVLPs are produced after transient transfection of cells with plasmids encoding the murine leukemia virus (“MLV”) Gag and target surface or internal proteins of interest. The MLV Gag expression induces “budding” of particles from the membrane of transfected cells – the target protein of interest is incorporated into the outer envelope during the budding process. eVLPs are purified using a process designed to yield material with acceptable residual host cell impurities. Batch consistency has also been demonstrated using in vivo potency release assays.

In addition to the $450,000 initial payment for the technology and $75,000 in related transaction costs, we paid approximately $211,000 and $110,000 in milestone payments under the e-Pixis Licensing Agreement in the years ended December 31, 2016 and 2015, respectively.

We expect to continue to explore potential therapeutic and scientific targets where our eVLP platform technology can be used effectively to generate new vaccine programs.

LPV Platform

The LPV thermostability platform is a proprietary formulation and process that allows vaccines and biologics to preserve stability, potency, and safety. Many vaccines and biologics are highly sensitive to temperatues and physical stress. As a consequence, 90% of vaccines are transported and stored in a “cold chain” of temperature-controlled environments between 2oC to 8 oC. Without proper storage, exposure to elevated or freezing temperatures can lead to a loss in potency or reduced safety, limiting protective benefits or therapeutic effects. Additionally, reliance on a cold chain increases vaccine costs by up to 20% and is a significant barrier to patient access in many emerging markets.

Our Lipid Particle Vaccine technology, or “LPV” technology, is a vaccine formulation technology that enables the thermostabilization of vaccines through a proprietary formulation and freeze-drying process. The technology is constituted by three lipids, monopalmitoylglycerol (“MPG”), dicetyl phosphate (“DCP”) and cholesterol mixed in a proprietary ratio with vaccine antigen using a patented method. The resulting mixture is then lyophilized (freeze dried) and can be stored for extended periods of time outside of the cold-chain.

We have active collaborations with both Sanofi Pasteur and GlaxoSmithKline, two of the leading vaccine producers in the world. VBI is working with Sanofi to explore reformulation a Sanofi vaccine candidate to improve stability. Under the terms of the Sanofi Agreement, Sanofi can also acquire certain rights to extend its use of the LPV technology to additional vaccine assets. In February 2016, we entered into the research collaboration with GSK, which provides GSK with the rights to negotiate an exclusive license to the LPV technology for use within a defined field.

In the normal course of our business, we assess and consider potential acquisition, or collaboration opportunities to gain access to, technologies or assets that are adjacent to our core competencies of immunology and formulation development. We are currently exploring this LPV technology further through partnerships with other third-party collaborators.

Our Research and Development Efforts

We invest heavily in R&D. R&D expenses, which includes clinical development and regulatory related costs, were $10 million for the year ended December 31, 2016 and $14.1 million for the year ended December 31, 2015. All R&D was funded by equity, term loan or convertible note financings or government grants and refundable R&D tax credits. Our most significant R&D expense has been, and is expected to continue to be, related mainly to our development of a CMV vaccine candidate and the related eVLP platform. Such R&D expenses are expected to increase significantly as the vaccine moves into the clinical development stage and we explore other vaccine opportunities and/or collaborations.

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With the acquisition of VBI DE in 2016, a significant R&D priority has been the CMV vaccine candidate’s GMP manufacturing and its clinical development. Our CMV vaccine candidate was designed internally, and its manufacturing and purification processes were designed by the NRC in collaboration with our staff. Such processes and internal knowledge were transferred to our selected GMP manufacturer, Paragon, and required significant project management expertise and confirmatory R&D studies throughout 2014. In 2015, we engaged a contract research organization, ITR Laboratories Canada Inc., and completed GLP toxicology studies to confirm the safety of the CMV vaccine candidate in animals. We initiated a Phase I clinical study in June 2016 to assess the safety and tolerability of our CMV vaccine candidate in healthy, CMV-negative adults. The study will also assess the vaccine immunogenicity by measuring levels of vaccine-induced CMV neutralizing antibodies. We completed enrollment and initial dosing of 128 participants in September 2016. As of May 2017, all participants had received the third and final immunization in the series. Interim Phase I clinical study results are anticipated mid-year 2017.

As previously described, we expect to make additional R&D investments in our other eVLP vaccine candidates, and in our LPV platform, which we expect will be driven by partner-led collaborations, if any.

Corporate Information

Our headquarters are located at 222 Third Street, Suite 2241, Cambridge, Massachusetts, 02142. Our primary research facility is located in Ottawa, Ontario, Canada and our Sci-B-Vac™ manufacturing facilities are located in Rehovot, Israel and managed by SciVac Ltd., our wholly-owned subsidiary. Our telephone number at our headquarters is (617) 830-3031. Our registered office is located at 1200 Waterfront Centre, 200 Burrard St, P.O. Box 48600, Vancouver, BC, Canada V7X 1T2.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common shares, no par value, are currently traded on The NASDAQ Capital Market and the Toronto Stock Exchange under the ticker symbol “VBIV” and “VBV,” respectively.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that we subsequently file with the SEC that are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by VBI in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The following summary of the rights of our common shares is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation, a copy of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

Description of Common Shares

We are authorized to issue an unlimited number of common shares with no par value.

As of May 15, 2017, we had 40,060,622 common shares outstanding. Our authorized but unissued common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of May 15, 2017, there are 3,120,525 outstanding equity grants and awards which include: 2,465,026 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $4.36 per share; and 655,499 common shares issuable upon the vesting of stock awards having a weighted average fair value at grant date of $3.93 per share.

Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common shares are neither redeemable or convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding common shares are fully paid and non-assessable. The common shares offered by this prospectus will also be fully paid and non-assessable.

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On May 10, 2017, the last sale price of our common shares on the NASDAQ Capital Market was $4.12 per share. The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

Registration Rights

Pursuant to the warrant issued to Perceptive Credit Holdings, LP (the “Lender”) in accordance with that certain Amended and Restated Credit Agreement and Guaranty, as may be amended from time to time in accordance with its terms, at any time after the one hundred eightieth day following the original issue date of the warrant, which was December 6, 2016, the Lender, or its assignees, may request that we register all or any portion of the common shares underlying the warrant for sale on a registration statement under the Securities Act.

In addition, if at any time we propose to register any of our common shares under the Securities Act for public sale either for our own account or for the account of other shareholders, the holder of the warrant is entitled to notice of the registration and may request that we include all or a portion of the common shares in the registration. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances. The Lender has waived these rights as they may apply to the filing of the registration statement of which this prospectus is a part.

As of May 15, 2017, there are 2,068,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.63 per share.

Description of Warrants

Warrants to Purchase Common Shares

We may issue warrants for the purchase of our common shares, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant would entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with other securities. Any equity warrants would be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

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Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common shares, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Shares,” and “Description of Warrants” will apply to each unit and to any common shares or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

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Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase common shares or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each common share or other securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each shareholder;

●	the number and terms of the common shares or other securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver common shares to an underwriter, broker or dealer, who will then resell or transfer the common shares under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the common shares by underwriters, brokers or dealers;

●	sell common shares short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of common shares to an underwriter, broker or dealer, who will then resell or transfer the common shares under this prospectus; or

●	loan or pledge the common shares to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

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●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

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Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common shares than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common shares in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common shares by bidding for or purchasing common shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common shares to the extent that it discourages resales of the common shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common shares. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common shares offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the common shares may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Borden Ladner Gervais LLP.

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EXPERTS

The consolidated balance sheets of VBI Vaccines Inc. and subsidiaries as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Smythe LLP, independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Smythe LLP’s report, given on their authority as experts in accounting and auditing.

Peterson Sullivan LLP, independent registered public accounting firm, has audited the consolidated financial statements of VBI Vaccines (Delaware) Inc., our wholly-owned subsidiary, as set forth in its report thereon which is included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3) (SEC File No. 333-208761) and incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.vbivaccines.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 20, 2017;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the year fiscal year ended December 31, 2016, as filed with the SEC on May 15, 2017;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the SEC on May 15, 2017;

●	our Current Reports on Form 8-K filed with the SEC on March 30, 2017 (other than the portions of the filing that were furnished rather than filed) and April 20, 2017;

●	the description of our common shares which is included in the Form 8-A filed with the SEC on May 5, 2016; and

●	the consolidated financial statements of VBI Vaccines (Delaware) Inc. for the years ended December 31, 2014 and 2015 included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3) (SEC File No. 333-208761).

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, MA 02142 Attn: Chief Financial Officer, (617) 830-3031 x123.

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7,475,410 Shares

Common Shares

PROSPECTUS SUPPLEMENT

October 26, 2017